AGREEMENT AND PLAN OF REORGANIZATION

                                among

                        BELLSOUTH CORPORATION,

               BELLSOUTH WCA MERGER SUBSIDIARY, INC.,

                                 and

                  WIRELESS CABLE OF ATLANTA, INC.














                     Dated February 11, 1997
                        TABLE OF CONTENTS

                                                             Page

                            ARTICLE I

                       CERTAIN DEFINITIONS

     Section 1.01    Acceptable Authorization. . . . . . . . .  1
     Section 1.02    Adjustment Event. . . . . . . . . . . . .  2
     Section 1.03    Affiliate . . . . . . . . . . . . . . . .  2
     Section 1.04    Annual FCC Reports. . . . . . . . . . . .  2
     Section 1.05    Average Closing Price . . . . . . . . . .  2
     Section 1.06    Basic Subscriber. . . . . . . . . . . . .  2
     Section 1.07    BellSouth . . . . . . . . . . . . . . . .  2
     Section 1.08    BellSouth Common Stock. . . . . . . . . .  2
     Section 1.09    BellSouth Material Adverse Effect . . . .  2
     Section 1.10    BellSouth Reports . . . . . . . . . . . .  2
     Section 1.11    BellSouth Sub . . . . . . . . . . . . . .  2
     Section 1.12    BellSouth Sub Common Stock. . . . . . . .  2
     Section 1.13    Business Day. . . . . . . . . . . . . . .  3
     Section 1.14    CARS. . . . . . . . . . . . . . . . . . .  3
     Section 1.15    Capacity Lease. . . . . . . . . . . . . .  3
     Section 1.16    Channel . . . . . . . . . . . . . . . . .  3
     Section 1.17    Closing . . . . . . . . . . . . . . . . .  3
     Section 1.18    Code. . . . . . . . . . . . . . . . . . .  3
     Section 1.19    Communications Act. . . . . . . . . . . .  3
     Section 1.20    Companies . . . . . . . . . . . . . . . .  3
     Section 1.21    Company . . . . . . . . . . . . . . . . .  3
     Section 1.22    Company Benefit Plans . . . . . . . . . .  3
     Section 1.23    Company Channel . . . . . . . . . . . . .  3
     Section 1.24    Company Common Stock. . . . . . . . . . .  4
     Section 1.25    Company Environmental Permits . . . . . .  4
     Section 1.26    Company ERISA Plan. . . . . . . . . . . .  4
     Section 1.27    Company FCC Authorizations. . . . . . . .  4
     Section 1.28    Company Material Adverse Effect . . . . .  4
     Section 1.29    Company Permits . . . . . . . . . . . . .  4
     Section 1.30    Company Preferred Stock . . . . . . . . .  4
     Section 1.31    Company Reports . . . . . . . . . . . . .  4
     Section 1.32    Competing Transaction . . . . . . . . . .  4
     Section 1.33    Confidentiality Agreement . . . . . . . .  4
     Section 1.34    Contracts . . . . . . . . . . . . . . . .  4
     Section 1.35    Copyright Office. . . . . . . . . . . . .  4
     Section 1.36    Delivered Digital-Ready Channel . . . . .  5
     Section 1.37    Dissenting Shares . . . . . . . . . . . .  5
     Section 1.38    Dividend Amount . . . . . . . . . . . . .  5
     Section 1.39    Effective Date. . . . . . . . . . . . . .  6
     Section 1.40    Effective Time. . . . . . . . . . . . . .  6
     Section 1.41    ERISA . . . . . . . . . . . . . . . . . .  6
     Section 1.42    Exchange Act. . . . . . . . . . . . . . .  6
     Section 1.43    Exchange Agent. . . . . . . . . . . . . .  6
     Section 1.44    Exchange Ratio. . . . . . . . . . . . . .  6
     Section 1.45    Expenses. . . . . . . . . . . . . . . . .  6
     Section 1.46    FCC . . . . . . . . . . . . . . . . . . .  6
     Section 1.47    FCC Rules . . . . . . . . . . . . . . . .  6
     Section 1.48    Final Order . . . . . . . . . . . . . . .  6
     Section 1.49    GAAP. . . . . . . . . . . . . . . . . . .  6
     Section 1.50    GBCC. . . . . . . . . . . . . . . . . . .  7
     Section 1.51    Governmental Entity . . . . . . . . . . .  7
     Section 1.52    Granted Channel . . . . . . . . . . . . .  7
     Section 1.53    HSR Act . . . . . . . . . . . . . . . . .  7
     Section 1.54    ITFS. . . . . . . . . . . . . . . . . . .  7
     Section 1.55    Knowledge of the Company. . . . . . . . .  7
     Section 1.56    Law . . . . . . . . . . . . . . . . . . .  7
     Section 1.57    Lien. . . . . . . . . . . . . . . . . . .  7
     Section 1.58    Market. . . . . . . . . . . . . . . . . .  7
     Section 1.59    Market Facilities . . . . . . . . . . . .  7
     Section 1.60    MDS . . . . . . . . . . . . . . . . . . .  7
     Section 1.61    Merger. . . . . . . . . . . . . . . . . .  7
     Section 1.62    NYSE. . . . . . . . . . . . . . . . . . .  8
     Section 1.63    OFS . . . . . . . . . . . . . . . . . . .  8
     Section 1.64    Outstanding Options . . . . . . . . . . .  8
     Section 1.65    Pending Application . . . . . . . . . . .  8
     Section 1.66    Person. . . . . . . . . . . . . . . . . .  8
     Section 1.67    Proxy Statement/Prospectus. . . . . . . .  8
     Section 1.68    Registration Statement. . . . . . . . . .  8
     Section 1.69    SEC . . . . . . . . . . . . . . . . . . .  8
     Section 1.70    Securities Act. . . . . . . . . . . . . .  8
     Section 1.71    Site Lease. . . . . . . . . . . . . . . .  8
     Section 1.72    Special Meeting . . . . . . . . . . . . .  8
     Section 1.73    Stockholders. . . . . . . . . . . . . . .  8
     Section 1.74    Subsidiary or Subsidiaries. . . . . . . .  8
     Section 1.75    Tax or Taxes. . . . . . . . . . . . . . .  9
     Section 1.76    Wireless Cable Channels . . . . . . . . .  9
     Section 1.77    Wireless Cable System . . . . . . . . . .  9

                            ARTICLE II

                           THE MERGER

     Section 2.01    The Merger. . . . . . . . . . . . . . . .  9
     Section 2.02    Effective Time of the Merger. . . . . . .  9
     Section 2.03    Effect of the Merger. . . . . . . . . . . 10
     Section 2.04    Articles of Incorporation . . . . . . . . 10
     Section 2.05    Conversion of Securities. . . . . . . . . 10
     Section 2.06    Manner of Exchange. . . . . . . . . . . . 12
     Section 2.07    Dissenting Shares . . . . . . . . . . . . 12
     Section 2.08    Stock Transfer Books. . . . . . . . . . . 13
     Section 2.09    Closing . . . . . . . . . . . . . . . . . 13

                            ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 3.01    Organization and Qualification;
                     Subsidiaries. . . . . . . . . . . . . . . 13
     Section 3.02    Articles of Incorporation and Bylaws. . . 14
     Section 3.03    Capitalization; Subsidiaries. . . . . . . 14
     Section 3.04    Authorization; Enforceability . . . . . . 15
     Section 3.05    Required Filings and Consents . . . . . . 15
     Section 3.06    No Conflict . . . . . . . . . . . . . . . 16
     Section 3.07    Environmental Matters . . . . . . . . . . 16
     Section 3.08    Permits; Compliance . . . . . . . . . . . 17
     Section 3.09    Company Reports; Financial Statements . . 18
     Section 3.10    Taxes . . . . . . . . . . . . . . . . . . 18
     Section 3.11    Litigation. . . . . . . . . . . . . . . . 20
     Section 3.12    Absence of Changes. . . . . . . . . . . . 20
     Section 3.13    Title to and Condition of Assets. . . . . 21
     Section 3.14    Contracts . . . . . . . . . . . . . . . . 21
     Section 3.15    Labor Matters . . . . . . . . . . . . . . 22
     Section 3.16    Employee Benefit Plans. . . . . . . . . . 22
     Section 3.17    Fees and Expenses of Brokers and
                     Others. . . . . . . . . . . . . . . . . . 23
     Section 3.18    Accuracy of Information . . . . . . . . . 24
     Section 3.19    Absence of Undisclosed Liabilities. . . . 24
     Section 3.20    ITFS, MDS, CARS and OFS Specifications. . 24
     Section 3.21    ITFS and MDS Capacity Leases. . . . . . . 26
     Section 3.22    Site Leases and Lease Options . . . . . . 27
     Section 3.23    No Cable Systems. . . . . . . . . . . . . 28
     Section 3.24    Operating Market. . . . . . . . . . . . . 28
     Section 3.25    Retransmission Consent; Programming
                     Agreements. . . . . . . . . . . . . . . . 28
     Section 3.26    Copyright . . . . . . . . . . . . . . . . 29
     Section 3.27    Equal Employment Opportunity. . . . . . . 29
     Section 3.28    Interference Consents . . . . . . . . . . 29
     Section 3.29    Certain Stockholder Agreements. . . . . . 29
     Section 3.30    Transactions with Affiliates. . . . . . . 30

                           ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BELLSOUTH
                        AND BELLSOUTH SUB

     Section 4.01    Organization and Qualification. . . . . . 30
     Section 4.02    Articles of Incorporation and Bylaws. . . 30
     Section 4.03    Capitalization. . . . . . . . . . . . . . 30
     Section 4.04    Authorization; Enforceability . . . . . . 31
     Section 4.05    Required Filings and Consents . . . . . . 31
     Section 4.06    No Conflict . . . . . . . . . . . . . . . 31
     Section 4.07    BellSouth Reports . . . . . . . . . . . . 32
     Section 4.08    Fees and Expenses of Brokers and
                     Others. . . . . . . . . . . . . . . . . . 32
     Section 4.09    Accuracy of Information . . . . . . . . . 33

                             ARTICLE V

                             COVENANTS

     Section 5.01    Conduct of the Businesses of the
                     Company . . . . . . . . . . . . . . . . . 33
     Section 5.02    No Solicitation . . . . . . . . . . . . . 37
     Section 5.03    Access to Information; Confidentiality
                     Agreement . . . . . . . . . . . . . . . . 38
     Section 5.04    Best Efforts. . . . . . . . . . . . . . . 38
     Section 5.05    Consents. . . . . . . . . . . . . . . . . 38
     Section 5.06    Public Announcements. . . . . . . . . . . 39
     Section 5.07    Payment of Preferred Stock Dividend
                     and Conversion of Outstanding Options . . 39
     Section 5.08    Channel Agreements. . . . . . . . . . . . 39
     Section 5.09    Control of Wireless Cable System. . . . . 40
     Section 5.10    Registration Statement; Proxy
                     Statement/Prospectus; Special
                     Meeting . . . . . . . . . . . . . . . . . 40
     Section 5.11    Multiple Dwelling Units . . . . . . . . . 41
     Section 5.12    Interim Financing . . . . . . . . . . . . 41
     Section 5.13    HSR Filings . . . . . . . . . . . . . . . 41
     Section 5.14    Termination of Certain Agreements . . . . 42
     Section 5.15    Studio-to-Transmitter Links . . . . . . . 42

                           ARTICLE VI

       CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     Section 6.01    Conditions Precedent to Each Party's
                     Obligation to Effect the Merger . . . . . 42
     Section 6.02    Conditions Precedent to Obligations of
                     the Company . . . . . . . . . . . . . . . 43
     Section 6.03    Conditions Precedent to Obligations of
                     BellSouth and BellSouth Sub . . . . . . . 44

                           ARTICLE VII

                TERMINATION, AMENDMENT AND WAIVER

     Section 7.01    Termination . . . . . . . . . . . . . . . 46
     Section 7.02    Effect of Termination . . . . . . . . . . 47
     Section 7.03    Amendment . . . . . . . . . . . . . . . . 47
     Section 7.04    Waiver. . . . . . . . . . . . . . . . . . 47
     Section 7.05    Expenses. . . . . . . . . . . . . . . . . 47
     Section 7.06    Equitable Relief. . . . . . . . . . . . . 48

                          ARTICLE VIII

                      ADDITIONAL COVENANTS

     Section 8.01    Employment Matters. . . . . . . . . . . . 48
     Section 8.02    Stock Options . . . . . . . . . . . . . . 48
     Section 8.03    Indemnification of Company Officers
                     and Directors . . . . . . . . . . . . . . 48

                           ARTICLE IX

                       GENERAL PROVISIONS

     Section 9.01    Survival of Representations and
                     Warranties and Covenants. . . . . . . . . 49
     Section 9.02    Notices . . . . . . . . . . . . . . . . . 49
     Section 9.03    Headings. . . . . . . . . . . . . . . . . 50
     Section 9.04    Severability. . . . . . . . . . . . . . . 50
     Section 9.05    Entire Agreement. . . . . . . . . . . . . 51
     Section 9.06    Assignment. . . . . . . . . . . . . . . . 51
     Section 9.07    Parties in Interest . . . . . . . . . . . 51
     Section 9.08    Failure or Indulgence Not Waiver;
                     Remedies Cumulative . . . . . . . . . . . 51
     Section 9.09    Governing Law . . . . . . . . . . . . . . 51
     Section 9.10    Counterparts. . . . . . . . . . . . . . . 51
                          EXHIBIT INDEX

1.23             Company Channel Exceptions
1.36(B)          Delivered Digital-Ready Channel - ITFS
1.59             Market Facilities
3.01             Company Subsidiaries
3.02(a)          Company Certificate of Incorporation
3.02(b)          Company Bylaws
3.03(b)(i)       Company Preferred Stock Dividends
3.03(b)(ii)      Outstanding Options
3.03(c)          Capitalization
3.05             Consents
3.08             Company Permits
3.10             Taxes
3.11             Litigation
3.12             Changes
3.13             Assets and Liens
3.14             Contracts
3.16             Company Benefit Plans
3.20(a)          ITFS, MDS and CARS Technical Specifications
3.20(c)          Pending Applications
3.21             Capacity Leases
3.22             Site Leases
3.24             Wireless Cable System Information
3.25(a)          Retransmission Consent
3.25(b)          Programming Agreements
3.26             Copyright Filings
3.28             Interference Consents
3.29(a)          Certain Stockholders
3.29(b)          Stockholder's Agreement
3.30             Transactions with Affiliates
5.01(a)(iv)      Capital Expenditures
5.01(b)(xii)     Form of Estoppel Certificate
5.01(b)(xiii)    Certain Employees
5.01(b)(xv)      Certain actions to be taken prior to
                 Closing Date
5.05             Consents
5.12             Form of Note
6.02(e)          Form of Opinion of Hunton & Williams
6.03(h)          Form of Consulting and Noncompetition Agreement
6.03(i)(i)       Form of Opinion of Gambrell & Stolz, L.L.P.
6.03(i)(ii)      Form of Opinion of Pepper & Corrazzini, L.L.P.
6.03(k)          Delivered Digital-Ready Channels and Granted
                 Channels as of the Effective Date
              AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION dated February 11, 1997 (as it may be amended from time to time, this "Agreement") is made by and among (i) BELLSOUTH CORPORATION, a Georgia corporation ("BellSouth"), (ii) BELLSOUTH WCA MERGER SUBSIDIARY, INC., a Georgia corporation ("BellSouth Sub"), and
(iii) WIRELESS CABLE OF ATLANTA, INC., a Georgia corporation (the
"Company").

                            RECITALS

          WHEREAS, BellSouth Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code of the State of Georgia ("GBCC"), will merge with and into the Company (the "Merger"); and

          WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to and in the best interests of the Company and the holders of Company Common Stock and Company Preferred Stock and has approved and adopted this Agreement and the transactions contemplated hereby; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto agree as follows:


                            ARTICLE I

                       CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings assigned to them below:

     Section 1.01 Acceptable Authorization. "Acceptable Authorization" shall mean a MDS or ITFS Channel authorized by a license covered by the required certification or notification of completion of construction timely filed with the FCC (and not a special temporary, experimental or developmental authorization) which is in full force and effect, validly issued, free of special conditions, not subject to a pending revocation proceeding, not in jeopardy of cancellation under FCC Rule 21.303 for removal of equipment or failure to offer service, and not subject to forfeiture for any failure to meet a condition of any instrument of authorization imposed by the FCC.

     Section 1.02 Adjustment Event. "Adjustment Event" shall have the meaning set forth in Section 2.05(f).

     Section 1.03 Affiliate. "Affiliate," with respect to any Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     Section 1.04 Annual FCC Reports. "Annual FCC Reports" shall mean those reports, filings, notices and regulatory fees required to be filed annually with the FCC by licensees, permittees, applicants or operators in the MDS, ITFS, CARS and OFS services, including but not limited to reports required by Sections 21.11, 21.911 and 21.307 of FCC Rules.

     Section 1.05  Average Closing Price.  "Average Closing
Price" shall have the meaning set forth in Section 2.05(a).

     Section 1.06 Basic Subscriber. "Basic Subscriber" means a current subscriber to a Wireless Cable System's regular monthly basic services who has paid for at least one full month of basic service in full without discount, whose service rates are not lower than the rates generally charged when that subscriber became a subscriber and whose account receivable for such service does not include any balance due for service provided more than 90 days before the date of determination. For bulk rate customers, an equivalent billing unit shall be a Basic Subscriber. The number of equivalent billing units shall be determined by dividing the aggregate monthly amount billed for regular monthly basic services by the Company to bulk rate customers by the average monthly rate charged to residential customers for regular monthly basic services.

     Section 1.07  BellSouth.  "BellSouth" shall mean BellSouth
Corporation, a Georgia corporation.

     Section 1.08  BellSouth Common Stock.  "BellSouth Common
Stock" shall have the meaning set forth in Section 2.05(a).

     Section 1.09  BellSouth Material Adverse Effect.  "BellSouth
Material Adverse Effect" shall have the meaning set forth in
Section 4.01.

     Section 1.10 BellSouth Reports. "BellSouth Reports" shall have the meaning set forth in Section 4.07(a).

     Section 1.11  BellSouth Sub.  "BellSouth Sub" shall mean
BellSouth WCA Merger Subsidiary, Inc., a Georgia corporation.

     Section 1.12  BellSouth Sub Common Stock.  "BellSouth Sub
Common Stock" shall have the meaning set forth in Section
2.05(e).

     Section 1.13 Business Day. "Business Day" shall mean any day other than (i) a day on which banks in the State of New York are authorized or obligated to be closed or (ii) a day on which BellSouth Common Stock does not trade on the NYSE.

     Section 1.14  CARS.  "CARS" shall mean Cable Antenna Relay
Service.

     Section 1.15 Capacity Lease. "Capacity Lease" shall have the meaning set forth in Section 3.21.

     Section 1.16 Channel. "Channel" shall mean a 6 MHz wide channel capable of carrying both audio and video signals.

     Section 1.17 Closing. "Closing" shall mean the conference held at the offices of Hunton & Williams in Atlanta, Georgia at 10:00 a.m. on the date determined by the parties in accordance with Section 2.09.

     Section 1.18 Code. "Code" shall have the meaning set forth in the Recitals (fourth paragraph).

     Section 1.19 Communications Act. "Communications Act" shall mean the Federal Communications Act of 1934, as amended.

     Section 1.20 Companies. "Companies" shall mean the Company and each of its Subsidiaries.

     Section 1.21 Company. "Company" shall mean Wireless Cable of Atlanta, Inc., a Georgia corporation.

     Section 1.22  Company Benefit Plans.  "Company Benefit
Plans" shall have the meaning set forth in Section 3.16.

     Section 1.23 Company Channel. "Company Channel" shall mean an ITFS or MDS Channel which,

     (A) if a MDS Channel, either (i) is authorized by the FCC to the Company or a wholly-owned Subsidiary of the Company and not subject to any lease to or rights inuring in any other entity, or (ii) is leased to the Company or a wholly-owned Subsidiary of the Company by Capacity Lease which is in full force and effect and is enforceable in accordance with its terms, which is not subject to termination at the option of the lessor and which is not in default; and

     (B) if an ITFS Channel, is leased to the Company by a Capacity Lease which shall be in full force and effect and is enforceable in accordance with its terms, which shall not be subject to termination at the option of lessor and which is not in default, except as set forth on Exhibit 1.23.

     Section 1.24 Company Common Stock. "Company Common Stock" shall have the meaning set forth in Section 2.05(a).

     Section 1.25  Company Environmental Permits.  "Company
Environmental Permits" shall have the meaning set forth in
Section 3.07.

     Section 1.26 Company ERISA Plan. "Company ERISA Plan" shall have the meaning set forth in Section 3.16.

     Section 1.27  Company FCC Authorizations.  "Company FCC
Authorizations" shall have the meaning set forth in Section
3.20(a).

     Section 1.28  Company Material Adverse Effect.  "Company
Material Adverse Effect" shall have the meaning set forth in
Section 3.01.

     Section 1.29 Company Permits. "Company Permits" shall have the meaning set forth in Section 3.08(a).

     Section 1.30  Company Preferred Stock.  "Company Preferred
Stock" shall have the meaning set forth in Section 2.05(b).

     Section 1.31 Company Reports. "Company Reports" shall have the meaning set forth in Section 3.09(a).

     Section 1.32  Competing Transaction.  "Competing
Transaction" shall have the meaning set forth in Section 5.02.

     Section 1.33  Confidentiality Agreement.  "Confidentiality
Agreement" shall mean the Nondisclosure Agreement between BellSouth and the Company dated October 15, 1996.

     Section 1.34 Contracts. "Contracts" shall mean contracts, agreements, leases (including, without limitation, the Capacity Leases and the Site Leases), licenses (including, without limitation, the FCC authorizations required for BellSouth to operate the Wireless Cable System), relationships and commitments, written or oral, to which any of the Companies is a party or by which any of the Companies or any of their properties is bound.

     Section 1.35 Copyright Office. "Copyright Office" shall mean the Copyright Office, the Library of Congress, the Registrar of Copyrights, the Copyright Tribunal and any successor government agency performing functions similar to those performed by the foregoing on the date hereof.

     Section 1.36  Delivered Digital-Ready Channel.  "Delivered
Digital-Ready Channel" shall mean a Granted Channel that:

     (A) if an MDS Channel, transmission capacity thereon is available full-time to the Company under a Capacity Lease which, in BellSouth's reasonable judgment, allocates the full capacity of the Channel at all times to the Company on a non-common carrier basis free of any rights in the lessor to recapture any use of the Channel or, if licensed to the Company, may be used by the Company full-time, in each case without violating any rights of third parties;

     (B) if an ITFS Channel, transmission capacity thereon is available to the Company under a Capacity Lease which, in BellSouth's reasonable judgment, without amendment or modification thereto or the payment of any consideration, allocates no more than that amount of the transmission capacity set forth on Exhibit 1.36(B) to the holder of the Company FCC Authorization therefor, and which allocates all of the remaining transmission capacity to the Company, free from any rights in such licensee to recapture additional air time or transmission capacity;

     (C) by December 24, 1996, if an MDS Channel or an ITFS Channel available to the Company under a Capacity Lease, was the subject of one or more timely-filed applications pending before the FCC proposing facilities identical in all respects to the Market Facilities set forth on Exhibit 1.59; provided that the Company shall be deemed to have complied with this Section notwithstanding any adverse action taken by the FCC with respect to the 200 watt applications listed on Exhibit 3.20(c-I);

     (D) is not subject to any agreement, and was not authorized pursuant to any existing and expressed or implied undertaking, which requires or could require the Channel to operate with carrier offset, to time-share, to cease or curtail operations, or to accept less than a 45 dB desired-to-undesired signal ratio anywhere within a 35-mile radius of its transmitter site;

     (E) is not required by FCC authorization to use carrier offset; and

     (F) if the Channel is made available to the Company by a Capacity Lease, such Capacity Lease, in BellSouth's reasonable judgment, (i) obligates the lessor to seek
     FCC authorization of the digital emission of the Channel, and (ii) allows the Company to operate the Channel for the duration of the Capacity Lease with a digital transmission system selected by the Company.

     Section 1.37 Dissenting Shares. "Dissenting Shares" shall have the meaning set forth in Section 2.07.

     Section 1.38 Dividend Amount. "Dividend Amount" shall mean the number of shares of BellSouth Common Stock that would have been issued under the BellSouth Dividend Reinvestment and Stock Purchase Plan with respect to the shares of BellSouth Common Stock that would have been issued to Stockholders hereunder had the Effective Time occurred as of the date set forth in Section 2.05(g), assuming all dividends relating to such shares had been reinvested in BellSouth Common Stock in accordance with the BellSouth Dividend Reinvestment and Stock Purchase Plan.

     Section 1.39 Effective Date. "Effective Date" shall have the meaning set forth in Section 2.02.

     Section 1.40 Effective Time. "Effective Time" shall have the meaning set forth in Section 2.02.

     Section 1.41  ERISA.  "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

     Section 1.42  Exchange Act.  "Exchange Act" shall mean the
Securities and Exchange Act of 1934, as amended, and the rules and regulations as promulgated thereunder.

     Section 1.43 Exchange Agent. "Exchange Agent" shall have the meaning set forth in Section 2.06(a).

     Section 1.44 Exchange Ratio. "Exchange Ratio" shall have the meaning set forth in Section 2.05(a).

     Section 1.45 Expenses. "Expenses" shall have the meaning set forth in Section 7.05(b).

     Section 1.46  FCC.  "FCC" shall mean the Federal
Communications Commission or any successor governmental entity that has jurisdiction over the matters which, as of the date hereof, are within the jurisdiction of the FCC.

     Section 1.47 FCC Rules. "FCC Rules" shall mean the rules, regulations and published policies and orders of the FCC.

     Section 1.48 Final Order. "Final Order" shall mean an order or action of the FCC which is effective, which is not subject to any petition for reconsideration, pending petition to deny or informal objection, application for review, notice of appeal, request for stay, petition for writ of certiorari, or other appeal; and which cannot be subject to any timely-filed petition for reconsideration, application for review, notice of appeal, request for stay, petition for writ of certiorari, or other appeal or set aside, rescinded or adversely modified by the FCC sua sponte.

     Section 1.49 GAAP. "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     Section 1.50 GBCC. "GBCC" shall have the meaning set forth in the Recitals (first paragraph).

     Section 1.51 Governmental Entity. "Governmental Entity" shall have the meaning set forth in Section 3.05.

     Section 1.52 Granted Channel. "Granted Channel" shall mean an ITFS or MDS Channel that (A) is the subject of an Acceptable Authorization, (B) is the subject of one or more modification applications, on file at the FCC, proposing facilities identical in all respects to the Market Facilities and (C) is a Company Channel.

     Section 1.53  HSR Act.  "HSR Act" shall mean the Hart Scott
Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.54  ITFS.  "ITFS" shall mean the Instructional
Television Fixed Service as regulated pursuant to 47 C.F.R.
74.901 et. seq.

     Section 1.55  Knowledge of the Company.  "Knowledge of the
Company" shall mean the knowledge, after due and reasonable inquiry, of Ricky C. Haney, Richard L. Kendrick or Allan H.
Rudder.

     Section 1.56 Law. "Law" shall have the meaning set forth in Section 3.06.

     Section 1.57 Lien. "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset and, for the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or any other form of title retention agreement relating to such asset.

     Section 1.58  Market.  "Market" shall mean the Atlanta,
Georgia wireless cable market.

     Section 1.59 Market Facilities. "Market Facilities" shall mean those technical and operational characteristics set forth in
Exhibit 1.59.

     Section 1.60  MDS.  "MDS" shall mean the Multipoint
Distribution Service, including Multichannel Multipoint
Distribution Service Channels, consisting of the E-Group
Channels, F-group Channels, H-group Channels, Channel 1, Channel
2 and Channel 2A as set forth in 47 C.F.R. Section 21.901, and
ITFS Channels authorized for commercial operation under 47 C.F.R.
Section 74.990.

     Section 1.61 Merger. "Merger" shall have the meaning set forth in the Recitals (first paragraph).

     Section 1.62  NYSE.  "NYSE" shall mean the New York Stock
Exchange.

     Section 1.63  OFS.  "OFS" shall mean the Private Operational
Fixed Microwave Service as set forth in 47 C.F.R. Section 94.1 et seq.

     Section 1.64 Outstanding Options. "Outstanding Options" shall have the meaning set forth in Section 3.03(b).

     Section 1.65 Pending Application. "Pending Application" shall have the meaning set forth in Section 3.20(c).

     Section 1.66 Person. "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as determined under Section 13(d) of the Exchange Act).

     Section 1.67  Proxy Statement/Prospectus.  "Proxy
Statement/Prospectus" shall mean the proxy materials of the Company and the prospectus of BellSouth to be distributed to the Stockholders in connection with the Special Meeting.

     Section 1.68 Registration Statement. "Registration Statement" shall mean the Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, to be filed by BellSouth with the SEC with respect to the BellSouth Common Stock to be offered to the holders of Company Common Stock and Company Preferred Stock in the Merger.

     Section 1.69  SEC.  "SEC" shall mean the Securities and
Exchange Commission.

     Section 1.70 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     Section 1.71 Site Lease. "Site Lease" shall have the meaning set forth in Section 3.22(a).

     Section 1.72 Special Meeting. "Special Meeting" shall mean the special meeting of the Stockholders to be called pursuant to
Section 5.10 to consider and approve this Agreement and the transactions contemplated hereby, and any adjournments thereof.

     Section 1.73 Stockholders. "Stockholders" shall mean all of the holders of Company Common Stock (including holders of all Outstanding Options convertible or exchangeable for shares of Company Common Stock) and Company Preferred Stock.

     Section 1.74 Subsidiary or Subsidiaries. "Subsidiary" or "Subsidiaries" of the Company, BellSouth, BellSouth Sub, or any other Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company, BellSouth, BellSouth Sub or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests.

     Section 1.75 Tax or Taxes. "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies or assessments payable to any federal, state, local or foreign taxing authority or agency including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind and (iii) interest, penalties and additions to tax imposed with respect thereto.

     Section 1.76  Wireless Cable Channels.  "Wireless Cable
Channels" shall mean ITFS Channels and MDS Channels.

     Section 1.77 Wireless Cable System. "Wireless Cable System" shall mean Wireless Cable Channels and associated transmission, reception and related equipment and authorizations used or to be used to distribute television, video and other programming to residences and other receive points and any associated interactive or other services operated or proposed to be operated by the Company in the Market.


                           ARTICLE II

                           THE MERGER

     Section 2.01 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, BellSouth Sub shall be merged with and into the Company in accordance with the provisions of, and with the effects provided in Article 11 of the GBCC. The separate existence of BellSouth Sub shall cease (except as may be continued by operation of law) and the Company shall continue as the surviving corporation of the Merger under the corporate name Wireless Cable of Atlanta, Inc. or such other name as may be selected by BellSouth and shall continue to be governed by the laws of the State of Georgia.

     Section 2.02 Effective Time of the Merger. As soon as is practicable after the satisfaction or, if permissible, waiver of the conditions hereinafter set forth, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger relating to the Agreement with the Secretary of State of the State of Georgia in such form as required by, and executed in accordance with the relevant provisions of GBCC (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Date" and the "Effective Time," respectively) and each of BellSouth and the Company shall take any and all lawful actions to cause the Merger to become effective.

     Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property rights, privileges, powers and franchises of BellSouth Sub shall vest in the Company, and all debts, liabilities and duties of BellSouth Sub shall become the debts, liabilities and duties of the Company, and the Company shall become a wholly-owned subsidiary of BellSouth.

     Section 2.04 Articles of Incorporation. As a result of the Merger, the Articles of Incorporation and Bylaws of the Company shall be amended and restated in the form of the Articles of Incorporation and Bylaws of BellSouth Sub until thereafter amended.

     Section 2.05  Conversion of Securities.

          (a) At the Effective Time, by virtue of the Merger, as provided herein, and without any action on the part of the Company, BellSouth Sub or the holders thereof, each share of the Company's common stock, $1.00 par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.05(c) and Dissenting Shares) shall be converted into that number of shares of the common stock, $1.00 par value per share, of BellSouth (the "BellSouth Common Stock") determined in accordance with the Exchange Ratio.

     For the purposes of this Agreement the Exchange Ratio shall be calculated as follows:

               (i) if the Average Closing Price (as defined below) is between $32.625 and $42.625, the Exchange
          Ratio shall be 0.49;

               (ii) if the Average Closing Price is greater than $42.625, the Exchange Ratio shall be the quotient of
          (A) $20.88625 divided by (B) the Average Closing Price, rounded to the nearest one-one thousandth of a share; and

              (iii) if the Average Closing Price is less than $32.625, the Exchange Ratio shall be the quotient of
          (A) $15.98625 divided by (B) the Average Closing Price, rounded to the nearest one-one thousandth of a share.

               (iv) "Average Closing Price" shall mean the average closing sale price of BellSouth Common Stock as reported on the NYSE for each of the 20 consecutive trading days ending on the tenth day immediately preceding the Effective Date; provided that for any such trading day for which such closing sale price is "ex-dividend," the closing sale price for such day and any subsequent days in the 20-day period shall be adjusted by adding the amount of the dividend to the closing sale price.

          (b) Prior to the Effective Time, (i) each share of the Company's 12% Cumulative Convertible Redeemable Preferred Stock, Series A, $1.00 par value (the "Company Preferred Stock") shall be converted to Company Common Stock and all accrued but unpaid dividends on the Company Preferred Stock shall have been paid, and (ii) all Outstanding Options shall be exercised or canceled. Immediately prior to the Effective Time, following conversion of the Company Preferred Stock and the exercise of all Outstanding Options, there shall be not more than 2,245,378 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock shall be issued and outstanding.

          (c) Each share of Company Common Stock or Company Preferred Stock held in treasury and each share of Company Common Stock or Company Preferred Stock owned by BellSouth immediately prior to the Effective Time shall, by virtue of the Merger and as provided herein, automatically be canceled and extinguished, and no payment of any kind shall be made with respect thereto, and each Dissenting Share shall be treated in accordance with Article 13 of the GBCC.

          (d) No fraction of a share of BellSouth Common Stock shall be issued in connection with the conversion of Company Common Stock in the Merger and the distribution of BellSouth Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest) equal to the same fraction of the market value of a full share of BellSouth Common Stock, computed on the basis of the Exchange Ratio.

          (e) At and as of the Effective Time and as provided herein, each share of common stock of BellSouth Sub, no par value per share (the "BellSouth Sub Common Stock") shall be converted into one share of Company Common Stock.

          (f) In the event of any change in BellSouth Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Exchange Ratio shall be appropriately adjusted so that each holder of Company Common Stock will receive in the Merger the kind and amount of securities such holder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event. Similar adjustments shall be made successively whenever any Adjustment Event occurs.

          (g) In the event the Effective Time does not occur prior to April 10, 1997 (the record date for the cash dividend payable with respect to BellSouth Common Stock in the second fiscal quarter of 1997), the Dividend Amount for such quarter shall be issued with respect to each share of Company Common Stock in addition to the shares of BellSouth Common Stock issued in accordance with the Exchange Ratio. In the event BellSouth has not terminated this Agreement in accordance with Section 7.01(e) and the Effective Time does not occur prior to July 9, 1997 (the record date for the cash dividend payable with respect to BellSouth Common Stock in the third fiscal quarter of 1997), the Dividend Amount for such quarter shall be issued with respect to each share of Company Common Stock, in addition to the shares of BellSouth Common Stock issued in accordance with the Exchange Ratio.

     Section 2.06  Manner of Exchange.

          (a) After the Effective Time, each holder of a certificate for theretofore outstanding shares of Company Common Stock, upon surrender of such certificate to the exchange agent designated by BellSouth to effect the issuance of certificates (the "Exchange Agent"), and a Letter of Transmittal, which shall be mailed to each holder of a certificate for theretofore outstanding shares of Company Common Stock by the Exchange Agent promptly following the Effective Time, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of BellSouth Common Stock for which shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Article II and cash in lieu of any fractional share of BellSouth Common Stock to which such holder is entitled pursuant to Section 2.05(d). Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Company Common Stock will be deemed to evidence the right to receive the number of full shares of BellSouth Common Stock into which the shares of Company Common Stock represented thereby may be converted in accordance with the Exchange Ratio; and, after the Effective Time will be deemed for all corporate purposes of BellSouth to evidence ownership of the number of full shares of BellSouth Common Stock into which the shares of Company Common Stock represented thereby were converted.

          (b) For shares of Company Common Stock to be converted into BellSouth Common Stock, until such outstanding certificates formerly representing Company Common Stock are surrendered, no dividend payable to holders of record of BellSouth Common Stock for any period as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificates in respect thereof. If a certificate representing such shares is presented to BellSouth, it shall be canceled and exchanged for a certificate representing shares of BellSouth Common Stock as herein provided. Upon surrender of certificates of Company Common Stock in exchange for BellSouth Common Stock, there shall be paid to the recordholder of the certificates of BellSouth Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid for such full shares of BellSouth Common Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender. No interest shall be payable on such dividends upon surrender of outstanding certificates.

     Section 2.07 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock and Company Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder (other than BellSouth and its subsidiaries, which waive such right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of Company Common Stock or Company Preferred Stock pursuant to Section 14-2-1302 of the GBCC (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.01 of this Agreement, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the GBCC, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of Company Common Stock or Company Preferred Stock shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive shares of BellSouth Common Stock as provided in Section 2.01 of this Agreement.

     Section 2.08 Stock Transfer Books. At the Effective Time, the stock transfer books of BellSouth Sub shall be closed, and there shall be no further registration of transfers of shares of BellSouth Sub Common Stock thereafter on the records of the BellSouth Sub.

     Section 2.09 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable on a date designated by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308.


                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to BellSouth and BellSouth Sub that:

     Section 3.01 Organization and Qualification; Subsidiaries. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Companies is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the assets, financial condition, business or operations of any of the Companies. Exhibit 3.01 constitutes a true, correct and complete list of all of the Subsidiaries of the Company. The Company does not own, directly or indirectly, nor has it agreed to purchase or otherwise acquire 5% or more of the capital stock or other equity interest in, or any interest convertible into or exchangeable or exercisable for 5% or more of the capital stock or other equity interest in any Person other than the Subsidiaries listed on Exhibit 3.01.

     Section 3.02 Articles of Incorporation and Bylaws. Attached as Exhibits 3.02(a) and (b) hereto, are true, correct and complete copies, in full force and effect, of the Company's Articles of Incorporation and Bylaws, as amended or restated. None of the Companies are in violation of any of the provisions of their respective Articles of Incorporation or Bylaws.

     Section 3.03  Capitalization; Subsidiaries.

          (a) The Company's authorized equity capitalization consists of 10,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock. As of the close of business on September 30, 1996, 1,772,450 shares of Company Common Stock and 39,372 shares of Company Preferred Stock were issued and outstanding, such shares of Company Common Stock and Company Preferred Stock constituted all of the issued and outstanding shares of capital stock of the Company as of such date. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive or similar rights, and were offered and sold in compliance with all applicable federal and state securities laws. At the Effective Time, there shall not be more than 2,245,378 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock shall be issued and outstanding.

          (b) Except as required by Section 5.07 hereof or as set forth on Exhibit 3.03(b)(i), the Company has not, subsequent to December 31, 1995, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Company Common Stock or Company Preferred Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except as set forth on Exhibit 3.03(b)(ii), there are no securities or obligations convertible into or exercisable or exchangeable for shares of Company Common Stock or any other equity interests in the Companies, or warrants, options or other rights to acquire any such shares or interests or any such securities or obligations, or other rights (including registration rights), agreements, arrangements or commitments of any character to which any of the Companies is a party relating to the issued or unissued capital stock of, or other equity interest in, the Companies or obligating the Companies to grant, issue or sell any shares of the capital stock of, or other equity interest in, the Companies, by sale, lease, license or otherwise ("Outstanding Options"). There are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or (ii) make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company. There are no voting trusts, or other agreements or understandings to which the Company or any Stockholder is a party or by which the Company or any Stockholder is bound with respect to the voting of any shares of capital stock of the Company.

          (c) All of the outstanding shares of capital stock of the Company's Subsidiaries are validly issued, fully paid and nonassessable and free of preemptive rights and are owned by the Company, directly or indirectly, free and clear of all Liens or other restrictions. Exhibit 3.03(c) sets forth the authorized equity capitalization and outstanding capital stock of each of the Company's Subsidiaries. The Company owns directly or indirectly all of the issued and outstanding shares of the capital stock and partnership or other ownership interests in each of its Subsidiaries. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock or partnership or other ownership interests in any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     Section 3.04 Authorization; Enforceability. The Company has all requisite corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated to be consummated by it hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of the Stockholders at the Special Meeting. This Agreement and all of the other documents and instruments required hereby have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by BellSouth and BellSouth Sub, constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

     Section 3.05 Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company, nor the performance of this Agreement by the Company does or will require any of the Companies to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to any federal, state, local or foreign government, authority, agency, department, bureau, court, commission or other body, office or instrumentality (individually a "Governmental Entity" and collectively, "Governmental Entities"), except for applicable requirements, if any, of (i) the Communications Act and FCC Rules, (ii) the HSR Act, (iii) federal securities laws or state securities, "Blue Sky" or takeover laws, and (iv) the filing and recordation of appropriate merger documents as required by Law. Except as set forth on Exhibit 3.05, there is no requirement that any party to any Contract consent to the execution and delivery of, or the consummation of the transactions contemplated by this Agreement. The consummation of the transactions contemplated hereby will not result in a change in any rights or obligations of the parties to any Contract.

     Section 3.06 No Conflict. Neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company does or will (a) conflict with or violate any of the articles of incorporation or bylaws, partnership or organizational documents, in each case as amended or restated, of the Companies, (b) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, treaty, published policy or guideline, regulation, order, judgment or decree (individually a "Law" and collectively, "Laws") applicable to any of the Companies, or by which any of the Companies' properties are bound or to which any of its properties are subject, (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of any of the Companies pursuant to any Contract or, any other note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Companies is a party or by which any of the Companies or any of their respective properties are bound or to which any of their respective properties are subject, except for such violations, conflicts, defaults or breaches which would not, singly or in the aggregate, have a Company Material Adverse Effect.

     Section 3.07 Environmental Matters. The Company possesses all environmental permits, licenses, approvals and authorizations ("Company Environmental Permits") which are required under applicable Environmental Law with respect to the conduct of its business. The Company has conducted its business in compliance with such Company Environmental Permits and applicable Environmental Law. No claim has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by (a) any Governmental Entity with respect to the handling, treatment, use, storage, recycling, transportation, disposal or Release of any Hazardous Materials at any location in connection with the conduct of business by the Company or (b) any third party relating to personal injuries resulting from the Release of any Hazardous Materials by the Company. Except as permitted by Environmental Law, the Company has not used, treated, transported, generated or handled any Hazardous Materials in connection with the conduct of its business. For purposes of this Agreement, (i) "Environmental Law" means all current federal, state, and local, civil and criminal laws, statutes, ordinances, codes, permits, permit conditions, rules and regulations and common law rights of action relating to the protection of the environment and human health and safety including, without limitation, laws governing the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials including, without limitation, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as each of the foregoing may be amended, (ii) "Hazardous Materials" means petroleum and petroleum products, radioactive materials, ionizing and non-ionizing radiation including without limitation electro-magnetic fields, pesticides, asbestos and asbestos- containing materials, polychlorinated biphenyls, lead and products containing lead and any materials or substances defined as or included in the definition of "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "toxic pollutants," "pollutants," "contaminants," "solid wastes" or "regulated substances" under any applicable Environmental Law and (iii) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the environment.

     Section 3.08  Permits; Compliance.

          (a) The Companies are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, leases, rights and orders necessary to own, lease and operate its properties and to carry on the business of the Wireless Cable System as it is now being conducted (collectively, the "Company Permits"). All of the Company Permits are in full force and effect and are enforceable in accordance with their terms, except as would not have a Company Material Adverse Effect. The terms of said Company Permits are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of the Company or any of its subsidiaries as presently conducted, other than restrictions or conditions generally applicable to Company Permits of that type. Except as set forth in Exhibit 3.11, there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened, regarding suspension, termination, revocation or cancellation of any of the Company Permits. None of the Company Permits will terminate or lapse by reason of the transactions contemplated by this Agreement. Except as set forth on Exhibit 3.08, no application has been or is proposed to be made to amend or modify any Company Permit or to acquire any additional Company Permit. The Company has no reason to believe that any Company Permit in effect on the date hereof will not be renewed in the ordinary course.

          (b) Exhibit 3.08 hereto sets forth a list of all Company Permits.

          (c) None of the Companies is in material conflict with, or in default or violation of the Communications Act, FCC Rules, any Company Permit or any other Laws applicable to it or its business or by which their respective properties are bound or to which their respective properties are subject, and there exist no conditions or circumstances which could result in such a conflict, default or violation, except for such minor violations as do not impair or interfere with the operation of the Wireless Cable System. None of the Companies has received from any Governmental Entity any notification with respect to possible conflicts, defaults or violations of Laws.

     Section 3.09  Company Reports; Financial Statements.

          (a) The Company has filed in a timely manner all forms, reports, statements and other documents required to be filed with any Governmental Entities (all such forms, reports, statements and other documents being referred to herein, collectively, the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in substantial accordance with the requirements of applicable Law and did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements of the Company for the fiscal year ended December 31, 1995 and any unaudited financial statements for the period ended September 30, 1996, and for periods ending after September 30, 1996, which have been delivered to BellSouth including, without limitation, such financial statements previously delivered to BellSouth (including, in each case, any related notes thereto) are or will be in accordance with and have been or will be derived from the books and records of the Company, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, for normal recurring year-end audit adjustments), and fairly present or will fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP) the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the periods set forth therein.

     Section 3.10 Taxes. Except as set forth on Exhibit 3.10 hereto:

          (a) each of the Companies that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, such affiliated group files a consolidated federal income tax return and none of the Companies has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

          (b) each of the Companies has timely filed or caused to be filed all Tax returns required to have been filed by or for it, and all information set forth in such Tax returns is accurate and complete in all material respects;

          (c) each of the Companies has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes for the periods covered by such Tax returns;

          (d) each of the Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under
Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign Laws;

          (e) there is not a material amount of unpaid Taxes due and payable by any of the Companies or by any other person that is or could become a lien on any asset of the Companies, or otherwise have a Company Material Adverse Effect;

          (f) each of the Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due;

          (g) none of the Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Companies by any Governmental Entity; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Companies; and any such assertion, assessment, proceeding or litigation disclosed on Exhibit 3.10 is being contested in good faith through appropriate measures, and its status is described in Exhibit 3.10;

          (h) none of the Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code as in effect before amendment by the Tax Reform Act of 1984 and the regulations thereunder;

          (i) none of the Companies is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state or local Law, and to the Knowledge of the Company, no Governmental Entity has proposed any such adjustment;

          (j) none of the Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Sections 162(m) or 280G of the Code;

          (k) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which the Company is the common parent;

          (l) the most recent audited consolidated balance sheet of the Company fully and properly reflects, as of the date thereof, the liabilities of the Companies for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes; and

          (m) none of the Companies has an "overall foreign loss" as defined in Section 904(f) of the Code.

     Exhibit 3.10 describes all material and continuing Tax elections, consents and agreements made by or affecting any of the Companies, lists all types of material Taxes paid and Tax returns filed by or on behalf of any of the Companies and expressly indicates each Tax with respect to which any of the Companies is or has been included in a consolidated, unitary or combined return.

     Section 3.11  Litigation.

          (a) Except as set forth in Exhibit 3.11 hereto, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including, without limitation, actions or proceedings seeking injunctive relief and any other action or proceeding of any nature before any Governmental Entity), pending or, to the Knowledge of the Company, threatened against or affecting the Companies, or any properties or rights of the Companies. None of the claims set forth in Exhibit 3.11 (i) has had or will have a Company Material Adverse Effect or (ii) has had or will have a material adverse effect on the Capacity Leases, Site Leases or FCC authorizations required for BellSouth to operate the Wireless Cable System, or the operation of the Channels, the transmission facilities relating thereto or the Wireless Cable System. None of the Companies is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the Knowledge of the Company, investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator including, without limitation, cease-and-desist or other orders.

          (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law of any jurisdiction.

     Section 3.12 Absence of Changes. Except as specifically disclosed in Exhibit 3.12 hereto, since December 31, 1995, none of the Companies has suffered any change in its business, financial condition or results of operations that has had or will have a Company Material Adverse Effect. Except as disclosed in
Exhibit 3.12, or as otherwise specifically contemplated by this Agreement, there has not been since December 31, 1995 (a) any entry into any agreement or understanding or any amendment of any agreement or understanding between any of the Companies on the one hand, and any of their respective directors, officers or employees on the other hand, providing for employment, terms of employment or compensation of any such director, officer or employee, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee, (b) any labor dispute that has had or is expected to have a Company Material Adverse Effect, (c) any entry by any of the Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien made on any of the properties or assets of any of the Companies) other than in the ordinary and usual course of business, (d) any change in the accounting policies or practices of the Companies, (e) any damage, destruction or loss, whether covered by insurance or not, which has had or will have a Company Material Adverse Effect, or
(f) any agreement to do any of the foregoing.

     Section 3.13  Title to and Condition of Assets.  Exhibit
3.13 hereto identifies all material assets necessary for the Company to own, lease and operate its properties and the Wireless Cable System as it is now being conducted. As of the date hereof, the Companies own, and as of the Effective Time each of the Companies will own, good, valid and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens or other restrictions, except as disclosed on Exhibit 3.13 hereto. Such assets, together with all assets held by the Companies under leases, include all tangible and intangible assets, Contracts and rights necessary or required for the operation of the Wireless Cable System in accordance with past practice. None of the Companies owns any right, title or interest in any real property.

     Section 3.14 Contracts. Exhibit 3.14 hereto lists all of the Contracts. True, correct and complete copies of each of such Contracts have been delivered to BellSouth. Each of the Contracts is in full force and effect, is enforceable in accordance with its terms and is a valid, legal and binding obligation of the Companies and, to the Knowledge of the Company, the other parties thereto. Each of the Companies has performed each material term, covenant and condition of each Contract that is to be performed by it and as of the Closing Date the Company will be current in payment of all liabilities incurred under such Contracts. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default under any of such Contracts. To the Knowledge of the Company, no party to any material Contract intends to cancel, terminate or exercise any option under any of such Contracts. To the Knowledge of the Company, there is no matter that adversely affects, or would adversely affect, any Contract that, individually or in the aggregate, has had or would have a Company Material Adverse Effect.

     Section 3.15 Labor Matters. With respect to employees of the Companies (i) to the Knowledge of the Company, no senior executive, key employee or group of employees has any plans to terminate employment with any of the Companies, except as contemplated by Section 5.01(b)(xiii) or Section 6.03(g), (ii) there is no unfair labor practice charge or complaint against any of the Companies pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other comparable authority, (iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of the Company, no claims therefor exist or have been threatened, and (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of the Company, proposed or threatened against any of the Companies relating to employment, employment practices, terms and conditions of employment or wages and hours.

     None of the Companies has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and none of the Companies has recognized any Labor Organization as the collective bargaining representative of any of its employees. No union representation petition is pending before the National Labor Relations Board and, to the Knowledge of the Company, there is no union organizing activity involving the employees of any of the Companies.

     Section 3.16 Employee Benefit Plans. For purposes of this Section, the term "Company Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, stock bonus, stock purchase, restricted stock, stock appreciation rights, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise and whether oral or written, all medical, vision, dental and other health plans, all disability benefits and plans, all life insurance and death benefit plans, and all other employee benefit plans or fringe benefit plans, whether oral or written, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Companies or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan."

     No Company Benefit Plan is or has been a multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. As to each Company ERISA Plan which is intended to be qualified (within the meaning of Sections 401(a) and 501(a) of the Code), the Company has either received or timely applied for a favorable determination letter from the Internal Revenue Service confirming the tax-qualified status of each such Plan for each year each such Plan has been in existence, and no circumstances exist which would adversely affect such qualification. All Company Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Company Material Adverse Effect. No Company ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) involving any Company ERISA Plan has occurred that would subject the Company to any penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code. The Company will not be obligated to make any "excess parachute payments" within the meaning of
Section 280G of the Code or, except as contemplated by Section 8.01, any severance payments as a result of the transactions provided for in this Agreement. The Company has never represented, promised, or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided with life insurance or employee welfare benefit plan benefits (within the meaning of Section 3(1) of ERISA) upon retirement or termination of employment, other than continuation coverage as required by Section 601 of ERISA, and neither the Company nor any Company Benefit Plans have any liability with respect to any such benefits.

     Exhibit 3.16 is a true, correct and complete list of all Company Benefit Plans and each trust related thereto. The Company has provided BellSouth with access to true, correct and complete copies of each governing document (including, if applicable, any related trust document), agreement or, if the plan is not written, the terms of the Plan, for each Company Benefit Plan, together with the most recent summary plan description, annual report and audited financial statement for each such plan and the actuarial report for any Company Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

     Section 3.17 Fees and Expenses of Brokers and Others. None of the Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement,
(b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other inter- mediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that the Company has engaged Alex. Brown & Sons Incorporated to advise it in connection with such transactions, and the Company shall pay as of the Effective Date all of Alex. Brown & Sons Incorporated's fees and expenses, not to exceed $900,000, in connection with such engagement.

     Section 3.18  Accuracy of Information.  Neither this
Agreement nor any Exhibit to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     Section 3.19 Absence of Undisclosed Liabilities. None of the Companies have, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet or the financial statement footnotes of the Company prepared as of such date, in accordance with GAAP, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of the Company as of December 31, 1995, included in the financial statements of the Company or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     Section 3.20  ITFS, MDS, CARS and OFS Specifications.

          (a) Set forth in Exhibit 3.20(a) hereto is a true, correct and complete list of the technical specifications of each MDS Channel authorization, ITFS Channel authorization, CARS authorization and OFS authorization licensed to any of the Companies or subject to a Capacity Lease (the "Company FCC Authorizations," which term shall include all such authorizations held by any of the Companies or which become subject to a Capacity Lease after the date hereof). For each such Company FCC Authorization, such exhibit sets forth the (i) authorized frequency or frequencies, (ii) authorized equivalent isotropic radiated power, (iii) authorized antenna type (and polarization),
(iv) authorized orientation of transmission antenna, (v) authorized transmitter site location, (vi) carrier offset requirement, (vii) requirement to prevent or reduce or to make adjustments to prevent or reduce interference to any other station, (viii) protected service area, (ix) construction certification date, (x) license expiration date, (xi) the date on which certification or notification of completion of construction, as appropriate, was filed with the FCC, (xii) the name of the licensee, and (xiii) if subject to a Capacity Lease, the Company having the Capacity Lease. Except as set forth on
Exhibit 3.20(a), the grant, renewal or assignment of each Company FCC Authorization to the existing licensee thereof was approved by the FCC by Final Order in accordance with standard administrative procedures and each such license is unimpaired by any act or omission of any such licensee or the Company. No petition to deny or for reconsideration, application for review, appeal, request for stay or other challenge to the grant of any of FCC License is pending before the FCC, and the time for requesting a challenge has passed. There is no complaint, inquiry, investigation or proceeding pending before the FCC or, to the Knowledge of the Company threatened, which, if determined as requested by the moving party or as indicated in any document initiating any inquiry, investigation or proceeding, could result in the revocation, modification, restriction, cancellation, termination, non-renewal or other action which is adverse to the operations under any Company FCC Authorization, or the imposition of a monetary forfeiture.

          (b) Except as stated on Exhibit 3.20(a), no facilities subject to a Company FCC Authorization listed on Exhibit 3.20(a)
(A) is operating or at any time has operated facilities at variance from the FCC authorization therefor, the Communications Act or FCC Rules, (B) is operating under any special temporary, experimental or developmental authorization, (C) is the subject of any carrier offset agreement, (D) is subject to a pending license renewal application, (E) is subject to a pending request for extension of time to complete construction of authorized facilities or for reinstatement of such authorization for failure to timely complete construction, (F) is subject to any complaint, petition or other filing before the FCC that the Channel is causing impermissible interference, (G) is subject to any agreement which requires or could require the Channel to operate with technical facilities different than those authorized, to cease operation, to limit the hours of operation or to accept interference, (H) is authorized pursuant to authorization which is subject to challenge before the FCC or the United States Court of Appeals, (I) has a construction certification date, a construction completion date or date by which submission to the FCC must be made to avoid its forfeiture that has lapsed without the prior filing of a properly completed, filed, unopposed and pending application to extend such date or the timely submission of the materials required to prevent forfeiture of the authorization, or (J) has been authorized pursuant to authorization which is not in full force and effect or which was not properly issued or subject to any lease, sublease or any agreement to make it available to a third party. Except as stated on Exhibit 3.20(a), no MDS Channel listed on such exhibit
(X) has failed to serve subscribers for any consecutive period of 12 months since the later of the date it was first constructed or the effective date of any license renewed by Final Order therefor, or (Y) has experienced the removal or the alteration of equipment which rendered the Channel non-operational for a period of thirty (30) or more consecutive days. Except as set forth on
Exhibit 3.20(a), no H-group Channel listed on such exhibit is regulated under Part 101 of FCC Rules or is not regulated under
Part 21 of FCC Rules.

          (c) Exhibit 3.20(c) and Exhibit 3.20(c-I) contain a true, correct and complete list of all pending applications (the "Pending Applications") for modification of MDS and ITFS station authorizations (other than MDS BTA applications and statements of intention), applications for extensions of time to construct MDS and ITFS stations and applications to renew ITFS and MDS station authorizations filed by any of the Companies or subject to any Capacity Lease. Except for the Pending Applications set forth on
Exhibit 3.20(c-I), each Pending Application is complete, complies with FCC Rules, and if a modification application, proposes facilities requesting authorization consistent with the requirement to protect adjacent and co-channel stations and auction winners for adjacent BTAs from harmful interference as defined by FCC Rules. To the Knowledge of the Company, no Pending Application is mutually exclusive with any application for a proposed facility, and no Pending Application can be subject to any proposal which would be consolidated with such application for purposes of mutually-exclusive disposition. Except as set forth on Exhibit 3.20(c), no such application (i) is subject to any informal objection or petition to deny; (ii) proposes facilities predicted to cause impermissible interference as determined by FCC Rule 74.903 or 21.902, as applicable; (iii) relies upon any consent or acceptance of the interference that would be created by such proposed facility; or (iv) proposes carrier offset to limit either caused or received interference.
Exhibit 3.20(c) accurately lists for each Pending Application the proposed (i) frequency or frequencies, (ii) equivalent isotropic radiated output power, (iii) antenna type (and polarization),
(iv) system losses, (v) orientation of transmission antenna and
(vi) transmitter site location.

          (d) Each of the Companies and each lessor has timely filed all Annual FCC Reports, except to the extent that the failure to timely file such Annual FCC Reports will not have a Company Material Adverse Effect. Each Annual FCC Report is true, correct and complete.

     Section 3.21 ITFS and MDS Capacity Leases. Exhibit 3.21 is a true, correct and complete list of all agreements with respect to the lease to, lease by, sale by or acquisition by any of the Companies of MDS or ITFS station transmission capacity or licenses, including any such agreement with respect to station capacity that has not been authorized (the "Capacity Leases," which term shall include each such agreement acquired by the Companies, when acquired, after the date hereof). Except as set forth on Exhibit 3.21, each Capacity Lease meets all requirements of law and regulation, is in full force and effect and is enforceable in accordance with its terms except as such enforceability may be limited by receivership, insolvency and debtor relief laws. Exhibit 3.21 sets forth for each Capacity Lease a true, correct and complete description of: (i) the name of the lessor; (ii) the frequencies to which the Company has the right to use transmission capacity; (iii) the payments due thereunder and all factors that affected or will affect changes in the payment rate from January 1, 1996 through the end of the current term thereof; (iv) the term of the Capacity Lease; (v) any rights for early termination or extensions of the term of any party thereto; (vi) any obligations continuing after the current term and any obligations that may have not been fulfilled by any party thereto; and (vii) any restrictions on full-time usage by the Companies of channel capacity leased thereunder. There has been no event or circumstances which will give any right to any party to increase, change or materially adversely modify any usage of any Channel under any Capacity Lease. Except for ITFS airtime described in the ITFS Capacity Leases, the Companies have the sole right to use the Channels under each Capacity Lease required to conduct its business as currently conducted. To the Knowledge of the Company, there are no facts or circumstances that might (whether with or without notice, lapse of time or the occurrence of any other event) reasonably give rise to the issuance of any such notice or which might preclude the renewal of such Capacity Leases in the normal course in accordance with their terms. Except as set forth on Exhibit 3.21, there is no default, and to the Knowledge of the Company, no party has threatened default, under any Capacity Lease and the consummation of the transactions contemplated by this Agreement will not cause any default of any Capacity Lease. No party to any Capacity Lease has claimed, and to the Knowledge of the Company, no party has threatened, in any written or oral statement to any of the Companies that such party has a right to terminate the Capacity Lease or to seek damages against any of the Companies for the Companies' violation of such lease. No party to any Capacity Lease requires the consent of any third party (other than FCC) to make the lease binding and enforceable against such party in accordance with its terms or to deprive such party of the right to void the lease. True, correct and complete copies of all Capacity Leases as amended through the date of this Agreement have been provided to BellSouth.

     Section 3.22  Site Leases and Lease Options.

          (a) Set forth on Exhibit 3.22 is a true, correct and complete list of the transmitter site leases held by each of the Companies (a "Site Lease," which term shall include each of the Companies' transmitter Site Leases acquired by the Companies, when acquired, after the date hereof). Except as set forth on
Exhibit 3.22, each Site Lease is in full force and effect and is enforceable in accordance with its terms. There is no default of any Site Lease, and no party to any Site Lease has given the other party thereto any notice of default thereunder, except as identified on Exhibit 3.22. Except as stated on Exhibit 3.22, the consummation of the transactions contemplated by this Agreement will not cause a default under any Site Lease. Exhibit
3.22 completely and accurately sets forth, for each Site Lease, the parties, the location of the real property subject thereto, the rental and the term. True, correct and complete copies of all Site Leases have been provided to BellSouth.

          (b) To the Knowledge of the Company, none of the real property subject to any Site Lease is subject to any condemnation proceeding; no lease or use of any such real property exists which would interfere with the use of such property as contemplated in any Site Lease for the property; there is no existing written notice covering future condemnation thereof; and, to the Knowledge of the Company, no such real property will be condemned or subject to condemnation proceedings.

          (c) To the Knowledge of the Company, the real property described in each Site Lease is of sufficient size so as to permit the erection of a guyed tower of the size contemplated in the FCC authorizations for ITFS and MDS stations authorized by the FCC to be built or that exist at that real property or contemplated in pending applications to the FCC for such authorizations. To the Knowledge of the Company, neither the erection of any such tower, nor the construction of a utility building adjacent thereto, nor the operation of ITFS or MDS radio stations at any such site will violate the provisions of any applicable building codes, fire regulations, building restrictions, land use regulations, safety regulations, environmental regulations, deed covenants, agreement, zoning, or other governmental ordinances, orders or regulations.

          (d) To the Knowledge of the Company, there are no leases, rental agreements, option agreements, employment contracts, or contracts for service or maintenance existing and relating to or connected with the occupancy or operation of any of the real property subject to a Site Lease other than as listed on Exhibit 3.22. True, correct and complete copies of all such
agreements have been provided to BellSouth.   None of the
Companies has any interest, present or future, in any of such real property except for the interest as shown in Exhibit 3.22.

          (e) All of the real property subject to Site Leases is freely accessible directly from public streets, or any use of adjoining private land to access the same is done in accordance with valid public or private easements which are included in the applicable Site Lease.

     Section 3.23 No Cable Systems. The Wireless Cable System does not include or provide programming to any "cable system," as that term is defined in 47 U.S.C. 522(7).

None of the Companies is a "cable operator" as that term is defined in 47 U.S.C. 522(5).

     Section 3.24  Operating Market.

          (a) Exhibit 3.24 sets forth true, correct and complete information concerning the number of Basic Subscribers to its Wireless Cable System, the subscriber rates and offered programming channels for the Wireless Cable System.

          (b) The equipment used in the Wireless Cable System is in good operating condition, does not require and is not reasonably expected to require any special or extraordinary expenditures to remain in such condition, and can be used for its intended purpose.

          (c) All transmitters used in the Wireless Cable System meet applicable FCC type acceptance and frequency stability requirements.

          (d) The Wireless Cable System has not received any complaint that it, or any Channels used in it, is causing interference to any reception, transmission or detection system.

          (e) The Wireless Cable System does not require any FCC authorization that has not been obtained for it to operate as currently operated.

     Section 3.25 Retransmission Consent; Programming Agreements. (a) The Company has the written consent to the retransmission of each Broadcast Station whose signal is "retransmitted" on the Wireless Cable System. As used in this Section, the term "Broadcast Station" means a television broadcast station, a television translator station, a low power television station, an educational television broadcasting station, and includes every category of broadcast station that may enjoy must-carry rights under FCC Rules, but does not include a "superstation" as defined by FCC Rule 76.64(c)(2) actually received by the Wireless Cable System by satellite downlink. The term "retransmitted" means the receipt and retransmission of a signal, but does not include the reception described in FCC Rule 76.64(e). A true, correct and complete list of each retransmission consent agreement, including the term and the payment terms of the agreement, is set forth as Exhibit 3.25(a). True, correct and complete copies of all such retransmission consent agreements have been provided to BellSouth.

     (b) Exhibit 3.25(b) is a true, correct and complete list of all agreements for programming, and for each such programming agreement: (i) the name of the programmer; (ii) the programming service; (iii) the rate, and all factors that affected or will affect rate changes from January 1, 1996 through the end of the current term of such agreement; and (iv) the term and any rights for early termination or extensions of the term of any party thereto. True, complete and correct copies of all such programming agreements have been provided to BellSouth.

     Section 3.26 Copyright. Except as set forth on Exhibit 3.uc, the Company has timely filed with the Copyright Office semi-annual statements of account for the Wireless Cable System for each use by the Company of MDS or ITFS Channels which require a compulsory license for each period during which it has operated by serving subscribers. Each such statement of account accurately sets forth all information required to appear on such statement by the statement and by applicable rules of the Copyright Office, and accurately states the fees due with respect to such statement. All such fees have been paid and, except as set forth in Exhibit 3.26, were paid in a timely fashion. The Company is not liable to any person for copyright infringement under the Copyright Act as a result of its business operations. There have been no inquiries received from the Copyright Office or any other party which questioned such statements of account or any copyright royalty payments made by the Company with respect to the Wireless Cable System, and no claim, action or demand for copyright infringement or for non-payment of royalties is pending or, to the Knowledge of the Company, threatened or probable of assertion with respect to the Wireless Cable System.

     Section 3.27 Equal Employment Opportunity. The Company has filed at the FCC the FCC Forms 395M as required by FCC rule 76.77 for each year since 1993 that the Wireless Cable System has been in operation in service of subscribers. Each such report is true, correct and complete.

     Section 3.28  Interference Consents.  Except as described in
Exhibit 3.28 or as required by this Agreement, as of the date of this Agreement, there are no agreements or understandings (written or oral) between the Company and any present or proposed Wireless Cable System operator or MDS or ITFS licensee or applicant with respect to adjacent market interference, the coordination of adjacent market channel use or other matters concerned with the operation of nearby markets or obtaining the assistance of a party's Channel capacity lessors.

     Section 3.29 Certain Stockholder Agreements. Each of the Company Stockholders identified in Exhibit 3.29(a) hereto has duly executed and delivered to BellSouth a letter agreement in the form of Exhibit 3.29(b) hereto with respect to, among other things, such stockholder's agreement to vote all shares of Company Common Stock and Company Preferred Stock over which such stockholder exercises voting control for approval of the Agreement and the transactions contemplated hereby at the Special Meeting.

     Section 3.30 Transactions with Affiliates. Except as set forth on Exhibit 3.30, (a) the Contracts do not include any obligation or commitment between the Company and any Affiliate of the Company and (b) there are not any receivables or other obligations or commitments between an Affiliate of the Company and the Company.


                           ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BELLSOUTH
                        AND BELLSOUTH SUB

     BellSouth and BellSouth Sub represent and warrant to the Company that:

     Section 4.01 Organization and Qualification. Each of BellSouth and BellSouth Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of BellSouth and BellSouth Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a BellSouth Material Adverse Effect. The term "BellSouth Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the assets, financial condition, business or operations of BellSouth on a consolidated basis.

     Section 4.02  Articles of Incorporation and Bylaws.
BellSouth Sub is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     Section 4.03  Capitalization.

          (a) BellSouth's authorized equity capitalization consists of 2,200,000,000 shares of BellSouth Common Stock, $1.00 par value per share. As of the close of business on December 31, 1996, 1,007,575,986 shares of BellSouth Common Stock (exclusive of 15,796,782 shares held in a grantor trust) were issued and outstanding, such shares of BellSouth Common Stock constituted all of the issued and outstanding shares of capital stock of BellSouth as of such date. All issued and outstanding shares of capital stock of BellSouth have been duly authorized and validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive or similar rights, and were offered and sold in compliance with all applicable federal and state securities laws.

          (b) BellSouth Sub's authorized equity capitalization consists of 100 shares of BellSouth Sub Common Stock, no par value per share. As of the close of business on November 1, 1996, one share of BellSouth Sub Common Stock was issued and outstanding, and such share of BellSouth Sub Common Stock constituted all of the issued and outstanding shares of capital stock of BellSouth Sub as of such date. All issued and outstanding shares of capital stock of BellSouth Sub have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights and are owned by BellSouth directly, free and clear of all Liens, claims, charges or encumbrances. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock or partnership or other ownership interests in BellSouth Sub, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     Section 4.04 Authorization; Enforceability. Each of BellSouth and BellSouth Sub has all requisite corporate power and authority, to perform its obligations under this Agreement and to consummate the transactions contemplated to be consummated by it hereby. The execution and delivery of this Agreement by BellSouth and BellSouth Sub and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of BellSouth or BellSouth Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been duly executed and delivered by BellSouth and BellSouth Sub and, assuming the due authorization, execution and delivery hereof by the Company constitute the legal, valid and binding obligations of BellSouth and BellSouth Sub enforceable in accordance with their respective terms.

     Section 4.05 Required Filings and Consents. Neither the execution and delivery of this Agreement by BellSouth and BellSouth Sub, nor the performance of this Agreement by BellSouth and BellSouth Sub does or will require BellSouth or BellSouth Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to any Governmental Entity, except for applicable requirements, if any, of (i) the Communications Act and FCC Rules, (ii) the HSR Act, and (iii) state securities, "Blue Sky" or takeover laws, and the filing and recordation of appropriate merger documents as required by Law.

     Section 4.06 No Conflict. Neither the execution and delivery of this Agreement by BellSouth and BellSouth Sub nor the performance of this Agreement by BellSouth and BellSouth Sub does or will (a) conflict with or violate the articles of incorporation or bylaws, in each case as amended or restated, of BellSouth or BellSouth Sub, (b) conflict with or violate any Laws applicable to BellSouth or BellSouth Sub, or by which any of BellSouth's properties are bound or to which any of its properties are subject, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of BellSouth or BellSouth Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BellSouth or BellSouth Sub is a party or by which BellSouth, BellSouth Sub or any of their respective properties are bound or to which any of their respective properties are subject.

     Section 4.07  BellSouth Reports.

          (a) BellSouth has filed in a timely manner all forms, reports, statements and other documents required to be filed with the SEC including, without limitation, all Annual Reports on Form 10-K, all Quarterly Reports on Form 10-Q, all proxy statements relating to meetings of stockholders (whether annual or special), all other reports or registration statements and all amendments and supplements to all such reports and registration statements (all such forms, reports, statements and other documents being referred to herein, collectively, as the "BellSouth Reports"). The BellSouth Reports, including all BellSouth Reports filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such BellSouth Reports and did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements of BellSouth included in the BellSouth Reports filed with the SEC comply or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been or will have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, for normal recurring year-end audit adjustments or as permitted by Form 10-Q of the SEC) and fairly present or will fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP or as described in the notes thereto) the consolidated financial position of BellSouth and its consolidated Subsidiaries as of the respective dates thereof or for the respective periods set forth therein and the consolidated results of their operation and cash flows from the periods set forth therein.

     Section 4.08 Fees and Expenses of Brokers and Others. Neither BellSouth nor BellSouth Sub (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that to the extent BellSouth engages Bear, Stearns & Co., Inc. as a financial advisor in connection with such transaction, BellSouth shall pay all of Bear, Stearns & Co., Inc.'s fees and expenses in connection with such engagement.

     Section 4.09 Accuracy of Information. Neither this Agreement nor any other document provided by BellSouth or BellSouth Sub or their employees or agents to the Company in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.


                            ARTICLE V

                            COVENANTS

     From and after the date of this Agreement and until the Effective Time:

     Section 5.01 Conduct of the Businesses of the Company. Except as otherwise expressly provided in this Agreement or as requested by BellSouth, the Company will, and will cause each of the Companies to, conduct its operations according to its ordinary and usual course of business and consistent with past practice, and will use its best efforts to preserve intact its business organization, goodwill, properties and assets, to keep available the services of its and their officers and employees and to maintain satisfactory relationships with licensors, licensees, lessors, suppliers, contractors, subscribers and others having material business relationships with it or them.

     Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, (a) none of the Companies will, without the prior written consent of BellSouth:

               (i) amend its articles of incorporation, bylaws, partnership or joint venture agreements or other organizational documents;

               (ii) authorize for issuance or issue, sell or deliver (whether through the issuance, granting, repricing or acceleration of vesting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement;

               (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock not required pursuant to the Company's Articles of Incorporation, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries;

               (iv) (A) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person; (B) incur any indebtedness; (C) make any loans, advances or capital contributions to, or investments in, any other Person; (D) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement; or (E) authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000, other than capital expenditures pursuant to Contracts entered into prior to the date hereof which are identified on Exhibit 5.01(a)(iv);

               (v) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing Company Benefit Plan (including, without limitation, the granting of any stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

               (vi) acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

               (vii) make any material change to its financial statements or take any action, other than in the ordinary course of business and in a manner consistent with past practice or to comply with GAAP, with respect to accounting policies or practices;

               (viii) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

               (ix) except for the payment of professional fees, pay, discharge or satisfy any material indebtedness, claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company's fiscal 1995 financial statements or incurred in the ordinary course of business since the date thereof;

               (x) take any action that would or is reasonably likely to result in any of the conditions set forth in
     Article VI not being satisfied as of the Effective Date;

               (xi) sell, assign, lease, waive or grant rights with respect to, sublease or otherwise transfer or dispose of (A) any Capacity Lease, (B) any Site Lease, or (C) any other asset or property of any of the Companies;

               (xii) modify, amend, supplement or agree to a novation of any Capacity Lease or any Site Lease, except as contemplated in Section 5.08;

               (xiii) allow, suffer or permit any default of any of the Companies under any Site Lease or Capacity Lease;

               (xiv) enter into any contract or commitment, or amend or terminate any contract (or waiver of any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on the Company after the Effective Time, except for subscriber service agreements made in the ordinary course of business, and other classes of agreements that are not "material" agreements; or

               (xv) agree in writing or otherwise to take any of the foregoing actions.

     (b) the Company will and will cause each of the Companies to:

               (i)  use its best efforts (A) to cause to be
     maintained in full force and effect, and (B) to cause the holders to renew and to extend when required to prevent their lapse, all Company FCC Authorizations;

               (ii) timely and completely perform each and every obligation of it in each Capacity Lease, and under each Site
     Lease and Company FCC Authorization, including but not limited to the filing of Annual FCC Reports and Equal
     Employment Opportunity Reports;

               (iii)(A) prosecute and defend diligently and in good faith each MDS and ITFS station application and authorization; (B) cause each of its lessors to prosecute and defend diligently and in good faith each MDS and ITFS application and authorization subject to a Capacity Lease;
     (C) use best efforts to prevent any such lessor from entering into any agreement on or with respect to its proposed or authorized ITFS or MDS Channel capacity in any Market without the prior consultation with and the prior approval of BellSouth; and (D) not enter into any agreement on or with respect to its proposed or authorized MDS or ITFS Channel capacity without the prior consultation with and the prior approval of BellSouth;

               (iv) use its best efforts (A) to prevent the modification of any Company FCC Authorization, except for such modifications as are required by this Agreement, specifically approved by BellSouth or are authorized on the date of this Agreement or which become authorized pursuant to applications pending on the date of this Agreement and listed in Exhibit 3.20(c); and (B) to prevent the new application, or amendment to any Pending Application, to the FCC for authorization related to any Capacity Lease except
     (1) as required to comply with this Agreement, including but not limited to Section 5.01(b)(iii)(E), (2) as specifically required by the terms of the Capacity Lease, (3) as required by the terms of an applicable FCC license, or (4) as may be reasonably required to operate the Wireless Cable System in accordance with the usual and ordinary course of business consistent with past practices;

               (v) cause the Wireless Cable System (A) to use its best efforts to maintain its current level of Basic Subscribers; (B) to not materially reduce the present subscriber service rates and installation rates; (C) to adhere to the current practice with respect to bad debt, collection of subscriber accounts and deactivation of delinquent account service; (D) to collect accounts receivable only in the ordinary course consistent with its past practices; and (E) to take no action designed to accelerate or likely to accelerate the collection of its accounts receivable;

               (vi) except as otherwise set forth herein or as requested by BellSouth, cause the Wireless Cable System to be operated diligently in the ordinary course of business in accordance with past practices for such operation (except where such conduct would conflict with the covenants set forth in Section 5.01(b) or with the Company's other obligations under this Agreement);

               (vii) at least five days prior to the Closing, deliver to BellSouth a list of all material contracts entered into by the Company between the date of this Agreement and the Closing, together with copies of such contracts; provided, that a contract shall be considered material if (A) it is a Capacity Lease or an amendment of a Capacity Lease or (B) it has a term exceeding one year or obligates the Company to provide services or materials with a cost, or to make purchases for total consideration, in excess of $50,000.00 individually and $250,000.00 in the aggregate for all Contracts;

               (viii)(A) take all reasonable actions to maintain all of its assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of such assets in a reasonable manner; (B) maintain inventories of spare parts, subscriber reception equipment and expendable supplies at levels consistent with past practices; (C) if any loss, damage, impairment, confiscation, or condemnation of or to any of such assets occurs, repair, replace or restore such assets to their prior condition as soon thereafter as possible, and to use the proceeds of any claim under any insurance policy to replace such assets that are lost, damaged, impaired or destroyed;

               (ix) maintain insurance policies on the Wireless Cable System, their equipment, the interruption of their business, liability, workman's compensation, fire, libel and slander, and casualty as is customary in the wireless cable business;

               (x) ensure that there is no material change in the broadcast hours or in the current program lineup transmitted by the Wireless Cable System, and that there is not any other material change in the Wireless Cable System's programming policies, other than adding programming networks under agreements entered into in the usual and ordinary course of business and on terms and conditions typical in the wireless cable industry and fair to the Company;

               (xi) use its best efforts to preserve the business and organization of the Wireless Cable System and use its best efforts to keep available to the Wireless Cable System its present employees and to preserve the subscriber base of the Wireless Cable System and their present relationships with suppliers, programmers, and others having business relations with them;

               (xii) use its best efforts to obtain (A) the consent of the FCC to the transfer of control of the Company as contemplated by this transaction; (B) the consent of each party to each Capacity Lease and each Site Lease whose consent is required by the terms of such agreement or by law to ensure that the transfer of control of the Company to BellSouth does not result in a default of such agreement; and (C) estoppel certificates substantially in the form of
     Exhibit 5.01(b)(xii) hereto from each lessor under each Capacity Lease and each Site Lease;

               (xiii) terminate the employment agreements with the individuals identified on Exhibit 5.01(b)(xiii);

               (xiv) cooperate with BellSouth in its efforts to arrange meetings with, and to obtain information from, the lessors and other parties under the Capacity Leases, including without limitation causing Company representatives to attend meetings with such lessors and other parties; and

               (xv) use its best efforts to cause to be taken the actions set forth in Exhibit 5.01(b)(xv).

     Section 5.02 No Solicitation. The Company agrees that it shall not, directly or indirectly, through any officer, director, employee, agent, Affiliate, or any representative of such entity or otherwise, initiate, solicit, pursue, or continue any discussions, negotiations, or agreements (whether preliminary or definitive) with any Person or entity other than BellSouth contemplating or providing for any public or private offering of equity, or merger, share exchange, acquisition, purchase or sale of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any of the Companies or any other business combination or change in control involving any of the Companies (each, a "Competing Transaction") or, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any Competing Transaction. The Company shall promptly advise BellSouth if any such proposal or offer, or any written inquiry or contact with any Person with respect to any Competing Transaction, is made, shall promptly inform BellSouth of all the terms and conditions thereof, and shall furnish to BellSouth copies of any such written proposal or offer and the contents of any communications in response thereto.

     Section 5.03  Access to Information; Confidentiality
Agreement.

          (a) The Company will give BellSouth, BellSouth Sub and their authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of the Company, will permit BellSouth and BellSouth Sub to make such inspections as each may reasonably request and will cause their officers and those of its Subsidiaries to furnish such financial and operating data and other information with respect to its businesses and properties as may from time to time reasonably be requested. Subject to
Section 5.06 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

          (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the Stockholders of the Company and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 7.01 hereof.

     Section 5.04 Best Efforts. Subject to the terms and conditions herein provided each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. BellSouth and the Company will execute any additional instruments necessary to consummate the transactions contemplated hereby and thereby.

     Section 5.05 Consents. The Company will use its best efforts to obtain any and all consents of all third parties (including, without limitation, the lessor under each Capacity Lease, and Site Lease and Governmental Entities (including, without limitation, the FCC)) necessary to the consummation of the transactions contemplated by this Agreement, which consents shall be identified on Exhibit 5.05. Within ten (10) days of the date of this Agreement, the Company shall tender to BellSouth one or more applications on the proper FCC forms for the FCC's consent to the transfer of control of the Company with respect to each FCC-issued license held by the Company, such applications being executed by the Company, the transferors, and the Company's and the transferor's portion thereof being fully completed. BellSouth shall be responsible for preparing the transferee's portion of such transfer applications and for filing the applications with the FCC within ten (10) days of BellSouth's receipt of the Company's and transferor's portion of the applications. Each party shall cooperate with the other fully in prosecuting such applications, such cooperation including but not limited to responding in a timely fashion to all FCC inquiries concerning such applications, preparing suitable amendments to such applications, otherwise taking such actions and refraining from taking such actions as best conducive to the grant of such applications and joining in such appeals and requests for reconsideration of adverse FCC orders as BellSouth may wish to appeal or to request reconsideration. Each party shall bear its own expenses incurred in preparing, filing and prosecuting such applications, preparing and filing amendments to them, responding to FCC inquiries concerning them and filing and prosecuting such petitions for reconsideration and appeals from adverse FCC orders as regards them.

     Section 5.06 Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. The Company and BellSouth will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required, in the written opinion of such party's counsel, by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with, and accommodate the reasonable comments of, the other party before issuing any such press release or making any such public announcements.

     Section 5.07 Payment of Preferred Stock Dividend and Conversion of Outstanding Options. Prior to the Effective Time,
(i) each share of the Company Preferred Stock shall be converted to Company Common Stock and all accrued but unpaid dividends on the Company Preferred Stock (which dividends shall consist exclusively of not more than 4,724 shares of Company Preferred Stock) shall have been paid, and (ii) all Outstanding Options shall have been exercised or canceled.

     Section 5.08  Channel Agreements.

          (a) The Company and the lessors under the Capacity Leases for the A-, C-, D- and G-Group Channels shall amend such Capacity Leases to clarify, in form and substance reasonably acceptable to BellSouth, that the allocation of airtime is as specified in Exhibit 1.36(B).

          (b) The Company shall perform all of its obligations required under the Assignment Agreement with Multichannel
Distribution of America, Inc., dated January 31, 1997, relating to the E-Group Channels in Rome, Georgia.

          (c) The Company shall perform all of its obligations under the Contingent Market Coordination Agreement among the Company, Visionspan, Inc., Wireless Entertainment Systems, Inc. and BellSouth Wireless Cable, Inc., dated January 13, 1997.

          (d) The Company shall use its best efforts to cooperate with the efforts of BellSouth for the Company to enter into a lease for the use of excess capacity on the B- Group
Channels authorized to Atlanta Interfaith Broadcasters, Inc.

     Section 5.09 Control of Wireless Cable System. Prior to Closing, and notwithstanding any other provision of this Agreement, BellSouth and BellSouth Sub shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, any activities associated with the Wireless Cable System. Such activities shall be the sole responsibility of and in the complete discretion of the holders of the Company FCC Authorizations.

     Section 5.10  Registration Statement; Proxy
Statement/Prospectus; Special Meeting. The Company will duly call and use its best efforts to hold the Special Meeting by April 30, 1997, for the purpose of approving the Agreement and will comply fully with the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC under such Acts, and its Articles of Incorporation and Bylaws relating to the call and holding of meetings of the Stockholders for such purpose. The Board of Directors of the Company will recommend to and actively encourage the Stockholders that they vote in favor of this Agreement. BellSouth and the Company will jointly prepare the Proxy Statement/Prospectus to be used in connection with such meeting and BellSouth will prepare and file with the SEC the Registration Statement, of which such Proxy Statement/Prospectus shall be a part, and use its best efforts promptly to have the Registration Statement declared effective. In connection with the foregoing, BellSouth will comply with the requirements of the Securities Act, the Exchange Act, the NYSE and the rules and regulations of the SEC under such acts with respect to the offering and sale of BellSouth Common Stock in connection with the Merger and with all applicable state Blue Sky and securities laws. The notices of such meetings and the Proxy Statement/Prospectus shall not be mailed to the Stockholders until the Registration Statement shall have become effective under the Securities Act. The Company covenants that none of the information supplied by the Company and BellSouth covenants that none of the information supplied by BellSouth in the Proxy Statement/Prospectus will, at the time of the mailing of the Proxy Statement/Prospectus to the Stockholders, contain any untrue statement of a material fact nor will any such information omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and at all times subsequent to the time of the mailing of the Proxy Statement/Prospectus, up to and including the date of the meeting of the Stockholders to which the Proxy Statement/Prospectus relates, none of such information in the Proxy Statement/Prospectus, as amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     BellSouth, as the sole shareholder of BellSouth Sub, hereby approves this Agreement.

     Section 5.11 Multiple Dwelling Units. The Company shall not enter into any contract or commitment to provide wireless cable services to or construct wireless cable facilities for multiple dwelling units without the prior written consent of BellSouth, such consent not to be unreasonably withheld.

     Section 5.12 Interim Financing. BellSouth agrees to provide $1,000,000 of financing to the Company as of the date following the date of this Agreement, such financing to be repaid promptly following the Closing. The Company agrees that, prior to the Closing or the termination of the Agreement, the proceeds of such financing may be used only (a) to fund negative cash flow from operations not in excess of $150,000 and (b) for the purposes of constructing new wireless cable facilities for multiple dwelling units, subject to the prior written consent of BellSouth. Such financing shall not bear interest. In the event this Agreement is terminated in accordance with its terms (w) by BellSouth other than as a result of a material misrepresentation or a material breach of a covenant by the Company or in accordance with Section 7.01(d) or (x) by the Company other than in accordance with Section 7.01(d) or Section 7.01(f), such financing shall be forgiven. In the event (y) this Agreement is terminated in accordance with its terms (i) by BellSouth as a result of a material misrepresentation or a material breach of a covenant by the Company or in accordance with Section 7.01(d) or
(ii) by the Company in accordance with Section 7.01(d) or Section 7.01(f), or (z) in the event the holder of Company Preferred Stock elects to terminate the proxy contained in its letter agreement in the form of Exhibit 3.29(b) hereto on or after August 11, 1997, such financing shall as of the date of any such termination convert into an interest-bearing loan, with interest accruing as of the termination date, such indebtedness having a maturity date of December 31, 1998, and being secured by the stock of the Company's Subsidiaries. Such indebtedness shall bear interest at an annual rate of 10%, increasing to 30% if the indebtedness is not repaid at maturity. The Company has duly authorized, executed and delivered to BellSouth a promissory note in the form attached hereto as Exhibit 5.12.

     Section 5.13 HSR Filings. Within 30 days of the date of this Agreement, each of the Company and BellSouth shall make any and all filings that the parties determine are required under the HSR Act. In the event a reviewing governmental agency seeks additional information, through a second request or otherwise, each of the parties shall comply with the request with reasonable promptness.

     Section 5.14 Termination of Certain Agreements. Prior to the Effective Time, the Company shall have terminated, without penalty, (a) its paging resale agreement with Pactel Cellular Inc. of Georgia and (b) its letter of intent dated July 25, 1996 with General Instrument to purchase digital set-top boxes.

     Section 5.15  Studio-to-Transmitter Links.  Prior to the
Effective Time, the Company shall have satisfied all obligations under the Capacity Leases for ITFS Channels to provide studio-to-transmitter links.


                           ARTICLE VI

       CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

     Section 6.01  Conditions Precedent to Each Party's
Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

          (a) the transactions contemplated in this Agreement shall have been approved, and the Agreement shall have been adopted, by the affirmative vote of the Stock- holders of the Company by the requisite vote in accordance with the GBCC and any agreements among Stockholders;

          (b) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their commercially reasonable best efforts to have any such order, decree or injunction vacated or reversed;

          (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

          (d) the receipt by BellSouth and the Company, based on customary assumptions and on representations set forth in certificates of officers of BellSouth and the Company (including, without limitation, a continuity of interest representation that satisfies the requirements of Revenue Procedure 86-42), of the opinion of Hunton & Williams (dated the Effective Date) to the effect that, for United States federal income tax purposes, (i) the Merger will constitute a "reorganization" under Section 368(a) of the Code, (ii) no gain or loss will be recognized by BellSouth, BellSouth Sub or the Company upon consummation of the Merger, (iii) no gain or loss will be recognized by Stockholders upon the exchange of shares of the Company Common Stock solely for shares of BellSouth Common Stock (including any fractional share interest) in the Merger, (iv) a Stockholder's aggregate basis in BellSouth Common Stock (including any fractional share interest) received in the Merger will be the same as the Stockholder's basis in the Company Common Stock surrendered in exchange therefor, (v) the holding period for shares of BellSouth Common Stock (including any fractional share interest) received by a Stockholder in the Merger will include the holding period for the shares of the Company Common Stock exchanged therefor, if such shares of the Company Common Stock are held as a capital asset at the Effective Time, and (vi) cash received in lieu of a fractional share of BellSouth Common Stock will be treated as having been received as full payment in exchange for such fractional share;

          (e) the Registration Statement shall be effective under the Securities Act, all applicable requirements of the Securities Act and Exchange Act shall have been satisfied, any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made and BellSouth shall have received all state securities laws or "Blue Sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the BellSouth Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority;

          (f) if the shares of BellSouth Common Stock to be issued in the Merger are not repurchased on the open market, such shares to be issued in the Merger shall have been approved for listing, upon notice of issuance, on the NYSE; and

          (g) the transactions contemplated by this Agreement shall (i) be permitted by the laws and regulations of each jurisdiction or Governmental Entity including, without limitation, the FCC to which the Companies or any of their Affiliates are subject and (ii) not violate any applicable Law.

     Section 6.02  Conditions Precedent to Obligations of the
Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a)  there shall have occurred no BellSouth Material
Adverse Effect from the date hereof to the Effective Time;

          (b) the representations and warranties of BellSouth and BellSouth Sub contained in Article IV shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

          (c) BellSouth shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

          (d) the Company shall have received a certificate of a senior officer of BellSouth, in form satisfactory to counsel for the Company, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 6.02;

          (e) the Company shall have received the opinion of Hunton & Williams, counsel for BellSouth and BellSouth Sub, dated the Effective Time, in substantially the form attached as Exhibit
6.02(e) hereto; and

          (f) the FCC shall have granted its consents by Final Order to the transfer of control of the Company to BellSouth, which consents shall contain only such conditions as are ordinary for the classes of such consents except for such conditions as BellSouth may agree to accept in its sole discretion.

     Section 6.03 Conditions Precedent to Obligations of BellSouth and BellSouth Sub. The obligations of BellSouth and BellSouth Sub to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

          (a)  there shall have occurred no Company Material
Adverse Effect from the date hereof to the Effective Time;

          (b) the representations and warranties of the Company contained in Article III shall be true and correct in all material respects when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

          (c) the Company shall have received all necessary and material governmental (including, without limitation, the FCC), regulatory, stockholder and third party lender, customer or other clearances, consents, licenses or approvals;

          (d) the Company shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

          (e) immediately prior to the Effective Time, following conversion of the Company Preferred Stock and the exercise of all Outstanding Options, there shall be not more than 2,245,378 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock shall be issued and outstanding;

          (f) BellSouth shall have received a certificate of the Chairman, President or Executive Vice President of the Company, in form satisfactory to counsel for BellSouth, certifying fulfillment of the matters referred to in paragraphs (a) through
(d) of this Section 6.03;

          (g)  Messrs. Ricky C. Haney, Richard L. Kendrick and
Allan H. Rudder shall have delivered to BellSouth evidence of the termination of any employment agreements with the Company to which any of them is a party;

          (h) BellSouth shall have received consulting and non-competition agreements in the forms attached as Exhibit
6.03(h) hereto from those persons specified therein;

          (i)  BellSouth and BellSouth Sub shall have received
(i) the opinion of Gambrell & Stolz, L.L.P., counsel for the Company, dated the Effective Time, in substantially the form attached as Exhibit 6.03(i)(i) hereto and (ii) the opinion of Pepper & Corrazzini, L.L.P., in substantially the form attached as Exhibit 6.03(i)(ii) hereto;

          (j) the FCC shall have granted its consents by Final Order to the transfer of control of the Company to BellSouth of each FCC-issued license held by the Company, which consents shall contain only such conditions as are ordinary for the classes of such consents except for such conditions as BellSouth may agree to accept in its sole discretion;

          (k) As of the Effective Date, the Company shall have delivered the Delivered Digital-Ready Channels set forth on
Exhibit 6.03(k);

          (l)  prior to the mailing of the Proxy
Statement/Prospectus, the Company shall have delivered to BellSouth each estoppel certificate referred to in Section
5.01(b)(xii);

          (m) the Company shall have delivered to BellSouth (A) a supplement to Exhibit 3.20(a) setting forth the information listed in Sections 3.20(a) and 3.20(b) for each Company FCC Authorization first acquired by any of the Companies after the date of this Agreement or subject to a Capacity Lease entered into after the date of this Agreement; (B) supplements to Exhibits 3.20(c) and 3.20(c-I) deleting Pending Applications which have been granted and are described on the Exhibit 3.20(a) supplement, and setting forth the information listed in Section 3.20(c) for each Pending Application filed at the FCC after the date of this Agreement; (C) a supplement to Exhibit 3.21 setting forth a list of Capacity Leases entered into by the Companies after the date of this Agreement; (D) a supplement to Section
3.22 identifying each Site Lease acquired by any of the Companies after the date of this Agreement and setting forth such other information with respect thereto listed in Section 3.22; and (E) a supplement to Exhibit 3.25 listing and setting forth the information listed in Section 3.25 with respect to each retransmission consent and programming agreement acquired by any of the Companies or renewed by any of the Companies after the date of this Agreement; and (F) a supplement to Exhibit 3.28 listing and setting forth the information listed in Exhibit 3.28 with respect to each interference consent entered into by any of the Companies after the date of this Agreement;

          (n) the Company shall have received letters of resignation from each of the officers and directors of the Company;

          (o)  there shall be not less than 8,600 Basic
Subscribers to the Wireless Cable System as of the Effective
Date; and

          (p) Stockholders shall have perfected the right to dissent with respect to no more than 10% of the outstanding shares of Company Common Stock.


                           ARTICLE VII

                TERMINATION, AMENDMENT AND WAIVER

     Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of the Company and BellSouth;

          (b) by BellSouth, upon a breach of any representation, warranty, covenant and agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.03(b) or Section 6.03(d) would be incapable of being satisfied by August 11, 1997 (or May 12, 1997 in the event BellSouth elects to terminate this Agreement in accordance with Section 7.01(e));

          (c) by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of BellSouth or BellSouth Sub set forth in this Agreement, or if any representation or warranty of BellSouth or BellSouth Sub shall have become untrue, in either case such that the conditions set forth in Section 6.02(b) or Section 6.02(c) would be incapable of being satisfied by August 11, 1997 (or May 12, 1997 in the event BellSouth elects to terminate this Agreement in accordance with
Section 7.01(e));

          (d) by either BellSouth or the Company, if any Governmental Entity or any court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making, or any such Governmental Entity shall have commenced, any proceeding (other than the consideration of applications for approvals under the Communications Act) which, if adversely determined, would have the effect of making the Merger illegal or otherwise materially restricting or prohibiting consummation of the Merger;

          (e) by BellSouth if the Effective Time shall not have occurred before May 12, 1997 (provided that if BellSouth shall not elect to terminate this Agreement under this Section 7.01(e) following such date, the consideration paid hereunder to Stockholders shall be increased as provided in Section 2.05(g)); and

          (f) by either BellSouth or the Company, if the Merger shall not have been consummated before August 11, 1997 (provided that the right to terminate this Agreement shall not be available to any party where failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Merger to be consummated on or before such date).

     Section 7.02  Effect of Termination.  Except as provided in
Section 7.05 and Section 5.03(b), in the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability on the part of BellSouth, the Company or any of their respective officers, directors or stockholders to the other parties hereto and all rights and obligations of any party hereto shall cease; provided that any such termination shall be without prejudice to the rights of any party hereto arising out of the material breach of any other party of any covenant or material misrepresentation contained in this Agreement.

     Section 7.03 Amendment. This Agreement may be amended by the mutual consent of the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of the Agreement by the Stockholders of the Company, no amendment, which under applicable Law may not be made without the approval of the Stockholders of the Company, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7.04 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any party hereto, (b) waive any inaccuracies in the representations and warranties of any party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the parties hereto.

     Section 7.05  Expenses.

          (a) All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that each of BellSouth and the Company shall pay 50% of any filing fees paid under the Securities Act and the Communications Act.

          (b) "Expenses" as used in this Agreement shall include all reasonable out- of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated herein. The Company agrees that the fees and expenses of Alex. Brown & Sons Incorporated shall not exceed $900,000. The Company agrees that its Expenses, other than the fees and expenses of Alex. Brown & Sons Incorporated, shall be reasonable for a transaction of this type and shall not exceed $200,000 in the aggregate. Prior to Closing, the Company shall provide to BellSouth the final statement of Alex. Brown & Sons Incorporated, which statement shall reflect (i) all fees and expenses of Alex. Brown & Sons Incorporated in connection with the Merger and (ii) that such fees and expenses do not exceed $900,000.

     Section 7.06 Equitable Relief. BellSouth and the Company each agrees that each party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.


                          ARTICLE VIII

                      ADDITIONAL COVENANTS

     Section 8.01 Employment Matters. BellSouth will cause the Company to pay two months severance pay to any employees (other than Messrs. Ricky C. Haney, Richard L. Kendrick and Allan H. Rudder) terminated by BellSouth without cause within the six month period following the Effective Date. Nothing in this Agreement is intended to give any employees any right to continued employment after Closing.

     Section 8.02  Stock Options.   Each holder of Outstanding
Options shall, by giving notice to the Company prior to the Closing Date, exercise the Outstanding Options for Company Common Stock prior to the Effective Date and convert such Common Stock into BellSouth Common Stock in the Merger.

     Section 8.03  Indemnification of Company Officers and
Directors.

          (a) After the Effective Time BellSouth agrees that the Company shall provide indemnification to the directors and officers of the Company for events occurring subsequent to the Company's becoming a reporting company under the Exchange Act and prior to the Effective Time, to the extent permitted under the Articles of Incorporation and Bylaws of the Company as in effect as of the date of this Agreement. Such indemnification shall continue for six years after the Effective Time, provided that any right to indemnification in respect of any claim asserted or made within such six year period shall continue until final disposition of such claim. The Company is not aware of any facts or circumstances that it has reason to suppose would give rise to a claim for indemnification within the scope of the Company's Articles of Incorporation and Bylaws. The Company shall not be obligated to pay more than $5,000,000 in the aggregate with respect to its obligations under this Section 8.03 (a).

          (b) After the Effective Time BellSouth agrees that the Company shall provide indemnification to the directors and officers of the Company for all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgements or amounts that are paid in settlement, with the approval of BellSouth, based in whole or in part on, or arriving in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. Such indemnification shall continue for six years after the Effective Time, provided that any right to indemnification in respect of any claim asserted or made within such six year period shall continue until final disposition of such claim. The Company is not aware of any facts or circumstances that it has reason to suppose would give rise to a claim for indemnification within the scope of subsection (b).


                           ARTICLE IX

                       GENERAL PROVISIONS

     Section 9.01  Survival of Representations and Warranties and
Covenants. The representations and warranties and covenants made herein shall not survive beyond the Effective Time.

     Section 9.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date when delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), transmitted by facsimile with a confirmation copy simultaneously mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by a nationally recognized overnight courier to the recipient at the following addresses, or at such other address as the recipient party shall have specified by prior written notice to the sending party:

          (a)  If to BellSouth:

                    BellSouth Corporation
                    1155 Peachtree Street
                    Suite 1800
                    Atlanta, Georgia 30309-3610
                    Attention:  John A. Harwood
                    Telephone:  (404) 249-4433
                    Telecopier: (404) 249-5901

               with a copy to:

                    Hunton & Williams
                    Riverfront Plaza, East Tower
                    951 East Byrd Street
                    Richmond, Virginia  23219-4074
                    Attention:  David M. Carter
                    Telephone:(804) 788-8200
                    Telecopier:(804) 788-8218

          (b)  If to the Company:

                    Wireless Cable of Atlanta, Inc.
                    3100 Medlock Bridge Road, Suite 340
                    Norcross, Georgia 30071
                    Attention:  Allan H. Rudder
                    Chief Financial Officer
                    Telephone:  (770) 409-3577
                    Telecopier:(770) 409-3579

               with a copy to:

                    Gambrell & Stolz, L.L.P.
                    Suite 4300, One Peachtree Center
                    303 Peachtree Street
                    Atlanta, Georgia 30308
                    Attention:  Jon L. Andersen
                    Telephone:  (404) 577-6000
                    Telecopier: (404) 221-6501

     Section 9.03 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.04 Severability.If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.05 Entire Agreement. This Agreement (together with the exhibits), and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     Section 9.06 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     Section 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 9.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 9.09 Governing Law. This Agreement and the relationship between the parties shall be governed by, and construed in accordance with, the laws of the State of Georgia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, on the day and year first hereinabove written.



                            WIRELESS CABLE OF ATLANTA, INC.


                            /s/ Allan H. Rudder
                            Name:  Allan H. Rudder
                            Title: Chief Financial Officer



                            BELLSOUTH CORPORATION


                            /s/ Keith O. Cowan
                            Name:  Keith O. Cowan
                            Title: Vice President - Corporate
                            Development



                            BELLSOUTH WCA MERGER
                            SUBSIDIARY, INC.


                            /s/ James W. McClintock, IV
                            Name:  James W. McClintock, IV
                            Title: Vice President